Table of Contents

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by My Racehorse CA LLC (the “Company”). The offering statement was originally filed by the Company on May 2, 2025. The offering statement was qualified by the U.S. Securities and Exchange Commission (the “Commission”) on May 29, 2025.

Different Series of the Company have already been offered by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment until sold out, subject to the offering conditions contained in the offering statement, as qualified. The Series already qualified under the offering statement are as follows:

Series Name	Horse Name (if different)	Qualification Date:
Form 1-A
Series Just Like Lucy 23	Love Like Lucy	29-May-25
Series Eyepopnruby 23	My Eyes On You	29-May-25
Series Trust But Verify	–	29-May-25
Series Thank You Note 23	Commissioned	27-Mar-25
Series Blue Devil	–	30-Jan-24
POS-AM#1
Series Great Hot 23	Raging Inferno	1-Jul-25
POS-AM#2
Series Wildcat Gaze 23	Shezawildone	21-Jul-25
Series Stirred 23	Stir It Up	21-Jul-25
Series Restless Rider 23	Steel the Moment	21-Jul-25
POS-AM#3
Series Thesis Break 24	Doctorate	28-Aug-25
Series Confetti 24	Start The Party	28-Aug-25
Series Slam Dunk 24	Elevated	28-Aug-25
POS-AM#4
Series Bubala 24	Bold Type	30-Sep-25
Series Great Sister Diane 24	Warranted	30-Sep-25
Series Bernin Midnight 24	Bern Rate	30-Sep-25
POS-AM#5
Series Carpe Fortuna 24	Circe	15-Dec-25
Series Marsh Hawk 24	Helios	15-Dec-25
Series Broodmare Band 26	–	15-Dec-25
POS-AM#6
Series Paddock Buzz	–	06-Feb-26
Series Divine Mercy 24	Absolution	06-Feb-26
Series Onthethirstyside	–	06-Feb-26
POS-AM#7
Series Sea Worthy 24	–	24-Mar-26
Series Sing Lady Sing 24	Amplified	24-Mar-26
Series Barbie on a Budget 24	Pyralis	24-Mar-26
POS-AM#8
Series Ali Blue 24	Dalmore	27-Apr-26
Series Deep Trouble 24	–	27-Apr-26
Series Thepartyneverends 24	–	27-Apr-26

Post-Qualification Offering Circular Amendment No. 10

File No. 024-12611

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED AUGUST 10, 2026

MY RACEHORSE CA LLC

2456 Fortune Dr., Suite 110

Lexington, Kentucky 40509

(888) 697-2234

www.myracehorse.com

Series Membership Interests Overview
New Offerings (to be Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Storm Raven 24	Per Unit	1	$131.00	$1.31	$129.69
	Total Maximum	5,000	$655,000.00	$6,550.00	$648,450.00

Tail Feather 24	Per Unit	1	$1,435.00	$14.35	$1,420.65
	Total Maximum	300	$430,500.00	$4,305.00	$426,195.00

Buskinfoalivin 24	Per Unit	1	$250.00	$2.50	$247.50
	Total Maximum	1,500	$375,000.00	$3,750.00	$371,250.00

i

Series Membership Interests Overview
Active Offerings (Previously Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Marsh Hawk 24	Per Unit	1	$85.00	$0.85	$84.15
	Total Maximum	7,500	$637,500.00	$6,375.00	$631,125.00

Sing Lady Sing 24	Per Unit	1	$84.00	$0.84	$83.16
	Total Maximum	10,000	$840,000.00	$8,400.00	$831,600.00

Ali Blue 24	Per Unit	1	$201.00	$2.01	$198.99
	Total Maximum	2,550	$512,550.00	$5,125.50	$507,424.50

Series Membership Interests Overview
Closed/ Terminated Offerings
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Thank You Note 23	Per Unit	1	$144.00	$1.44	$142.56
	Total Maximum	5,000	$720,000.00	$7,200.00	$712,800.00

Blue Devil	Per Unit	1	$75.00	$0.75	$74.25
	Total Maximum	5,100	$382,500.00	$3,825.00	$378,675.00

Just Like Lucy 23	Per Unit	1	$77.00	$0.77	$76.23
	Total Maximum	5,100	$392,700.00	$3,927.00	$388,773.00

Trust But Verify	Per Unit	1	$77.00	$0.77	$76.23
	Total Maximum	13,333	$1,026,641.00	$10,266.41	$1,016,374.59

ii

Eyepopnruby 23	Per Unit	1	$79.00	$0.79	$78.21
	Total Maximum	5,100	$402,900.00	$4,029.00	$398,871.00

Great Hot 23	Per Unit	1	$1,400.00	$14.00	$1,386.00
	Total Maximum	250	$350,000.00	$3,500.00	$346,500.00

Wildcat Gaze 23	Per Unit	1	$196.00	$1.96	$194.04
	Total Maximum	1,100	$215,600.00	$2,156.00	$213,444.00

Restless Rider 23	Per Unit	1	$119.00	$1.19	$117.81
	Total Maximum	10,000	$1,190,000.00	$11,900.00	$1,178,100.00

Bernin Midnight 24	Per Unit	1	$1,800.00	$18.00	$1,782.00
	Total Maximum	250	$450,000.00	$4,500.00	$445,500.00

Stirred 23	Per Unit	1	$150.00	$1.50	$148.50
	Total Maximum	3,500	$525,000.00	$5,250.00	$519,750.00

Broodmare Band 26	Per Unit	1	$224.00	$2.24	$221.76
	Total Maximum	3,000	$672,000.00	$6,720.00	$665,280.00

Bubala 24	Per Unit	1	$117.00	$1.17	$115.83
	Total Maximum	5,100	$596,700.00	$5,967.00	$590,733.00

Great Sister Diane 24	Per Unit	1	$116.00	$1.16	$114.84
	Total Maximum	6,000	$696,000.00	$6,960.00	$689,040.00

Thesis Break 24	Per Unit	1	$87.00	$0.87	$86.13
	Total Maximum	5,100	$443,700.00	$4,437.00	$439,263.00

Carpe Fortuna 24	Per Unit	1	$170.00	$1.70	$168.30
	Total Maximum	2,550	$433,500.00	$4,335.00	$429,165.00

Slam Dunk 24	Per Unit	1	$122.00	$1.22	$120.78
	Total Maximum	10,000	$1,220,000.00	$12,200.00	$1,207,800.00

Confetti 24	Per Unit	1	$117.00	$1.17	$115.83
	Total Maximum	6,000	$702,000.00	$7,020.00	$694,980.00

Divine Mercy 24	Per Unit	1	$206.00	$2.06	$203.94
	Total Maximum	2,500	$515,000.00	$5,150.00	$509,850.00

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Barbie on a Budget 24	Per Unit	1	$1,275.00	$12.75	$1,262.25
	Total Maximum	250	$318,750.00	$3,187.50	$315,562.50

Paddock Buzz	Per Unit	1	$302.00	$3.02	$298.98
	Total Maximum	1,250	$377,500.00	$3,775.00	$373,725.00

Thepartyneverends 24	Per Unit	1	$1,525.00	$15.25	$1,509.75
	Total Maximum	200	$305,000.00	$3,050.00	$301,950.00

Onthethirstyside	Per Unit	1	$250.00	$2.50	$247.50
	Total Maximum	1,000	$250,000.00	$2,500.00	$247,500.00

Sea Worthy 24	Per Unit	1	$83.00	$0.83	$82.17
	Total Maximum	7,500	$622,500.00	$6,225.00	$616,275.00

Deep Trouble 24	Per Unit	1	$162.00	$1.62	$160.38
	Total Maximum	6,500	$1,053,000.00	$10,530.00	$1,042,470.00

(1)	The Company has engaged Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, to act as the broker/dealer of record for all offerings and, thus, they will be entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” and per the Broker-Dealer Agreement.

(2)	No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered through Dalmore Group LLC, which acts as the broker/dealer of record and is a registered broker dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(3)	The use of proceeds for each Series assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

(4)

The following offerings were terminated/closed:

•         On May 12, 2025, Series Thank You Note 23 was sold out and closed.

•         On June 13, 2025, Series Blue Devil was sold out and closed.

•         On June 18, 2025, Series Trust But Verify was sold out and closed.

•         On June 18, 2025, Series Just Like Lucy 23 was sold out and closed.

•         On July 2, 2025, Series Great Hot 23 was sold out and closed.

•         On July 17, 2025, Series Eyepopnruby 23 was sold out and closed.

•         On July 28, 2025, Series Wildcat Gaze 23 was sold out and closed.

•         On August 18, 2025, Series Restless Rider 23 was sold out and closed.

•         On November 26, 2025, Series Bernin Midnight 24 was sold out and closed.

•         On December 13, 2025, Series Stirred 23 was sold out and closed.

•         On January 8, 2026, Series Broodmare Band 26 was sold out and closed.

•         On January 15, 2026, Series Bubala 24 was sold out and closed.

•         On January 15, 2026, Series Great Sister Diane 24 was sold out and closed.

•         On January 23, 2026, Series Thesis Break 24 was sold out and closed.

•         On February 14, 2026 Series Carpe Fortuna 24 was sold out and closed.

•         On February 28, 2026, Series Slam Dunk 24 was sold out and closed.

•         On March 26, 2026, Series Confetti 24 was sold out and closed.

•         On March 26, 2026, Series Divine Mercy 24 was sold out and closed.

•         On June 3, 2026, Series Paddock Buzz was sold out and closed.

•         On June 3, 2026, Series Barbie on a Budget 24 was sold out and closed.

•         On June 4, 2026, Series Thepartyneverends 24 was sold out and closed.

•         On July 10, 2026, Series Deep Trouble 24 was sold out and closed.

•         On July 24, 2026, Series Sea Worthy 24 was sold out and closed.

•         On August 7 2026, Series Onthethirstyside was closed.

iv

My Racehorse CA LLC, a Nevada series limited liability company (“we,” “us,” “our,” “MRH” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

An Offering Circular on Form 1-A, presented in Offering Circular format, was filed with the Securities and Exchange Commission (the “Commission”) and was qualified by the Commission on May 29, 2025 (the “Original Offering Circular”). This Post-Qualification Amendment No. 10 to the Original Offering Circular describes each individual Series set forth in the above table entitled “Series Membership Interests Overview.”

Series Interests are available to buy as an investment in a Series (the buying of a Series Interest refers to the ability to buy an investment in a Series as an “Investor”) exclusively through the MyRacehorse™ Platform and will be issued in book-entry electronic form only. Vertalo, Inc. has been engaged as the Company’s SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder” and become members of the specific series of the Company it purchases Interests in, upon the execution of such series agreement (the “Series Agreement”) will be bound by the terms of such Series Agreement and the Company’s Second Amended and Restated Operating Agreement, dated April 27, 2022 (each a “Member”). There will be separate closings with respect to each Offering. The Company will commence such offerings within two calendar days of qualification with the U.S. Securities and Exchange Commission (the “Commission”) as provided in Rule 251(d)(3)(i)(F). The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the section titled, “Risk Factors”, herein for a description of some of the risks that should be considered before investing in the Interests.

v

TABLE OF CONTENTS

MY RACEHORSE CA LLC

vi

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-12611) filed with the Commission on May 2, 2025 and qualified on May 29, 2025 (“Offering Statement”). We hereby incorporate by reference into this Offering Circular the information contained in the following filings by My Racehorse CA LLC with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.	The following sections of the Offering Statement:

•	Cautionary Note Regarding Forward Looking Statements
•	Offering Summary
•	Risk Factors
•	Potential Conflicts of Interest
•	Dilution
•	Use of Proceeds
•	Descriptions of Assets
•	Plan of Distribution and Subscription Procedure
•	Description of the Business
•	Management
•	Compensation
•	Principal Interest Holders
•	Description of Interests Offered
•	Material United States Tax Considerations
•	Where to Find Additional Information

2.	The following sections of the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2025:

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations
•	Interest of Management and Others in Certain Transactions
•	Financial Statements and Accompanying Notes for the Fiscal Years ending December 31, 2025 and 2024

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding:

•	our development plans for our business;
•	our strategies and business outlook;
•	the racing prospects for the respective Underlying Assets;
•	potential distributions or dividends of race winnings and other revenue sources;
•	anticipated development of the Company, the Manager and each Series of the Company;
•	the overall growth of the horse racing industry;
•	our compliance with regulatory matters (including the Investment Company Act, Investment Advisers Act and state securities regulations);
•	the continued development of the MyRacehorse™ Platform (defined below); and
•	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the MyRacehorse™ Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

2

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests. All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Racehorse CA LLC, a Nevada series limited liability company formed on December 27, 2016.

Underlying Asset(s) and Offering Per Series Interest:

Each Series will own a specific racehorse or racehorses, as described in this Offering Circular (each, an “Underlying Asset” or “Underlying Assets”). The offering price per Interest for each respective Series is detailed in its individual asset description.

Each Series is structured to own only its designated underlying asset, along with prepaid cash reserves for expenses such as insurance, administrative costs, and other necessary allocations. The Series may also generate income from monetization activities related to its asset, such as race winnings, resale proceeds, or breeding revenue (if applicable).

Securities Offered:	Investors will acquire membership Interests in a Series of the Company, each of which is intended to be a separate Series of the Company for purposes of assets and liabilities. It is intended that owners of Interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Sea Worthy 24 will only have an interest in the assets, liabilities, profits and losses pertaining to Series Sea Worthy 24 and its related operations and not as it relates to Series Barbie on a Budget 24 or any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain limited matters set forth in the Second Amended and Restated Series Limited Liability Company Agreement of the Company (the “Company Agreement” or “Operating Agreement”). The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

See the “Description of Interests Offered” section for further details.

Investors/Members:	A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder” and become a Member of such series it invests in. The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole. Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

3

Manager:

Experiential Squared, Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager” or “Experiential”) pursuant to that certain Management Services Agreement (the “Management Agreement”). Experiential believes it is a leader in horse racing management, with a proven track record of success at the highest levels of the sport.

The Manager employs a team of industry experts, including a resident veterinarian, a global Head of Bloodstock and Stable Management, and multiple racing managers based in Kentucky, California, and New York—three of the most competitive horse racing markets in the United States. Collectively, these experts have over 100 years of experience in buying, selling, managing, and optimizing the performance of racehorses.

Experiential has consistently achieved elite success in the racing industry, with hundreds of victories in Grade 1, Grade 2, and Grade 3 races, including some of the most prestigious events in the world:

Grade 1 Wins:

• Kentucky Derby (2020) – Authentic
• Preakness Stakes (2024) – Seize the Grey
• Breeders’ Cup Classic (2020) – Authentic (set a Keeneland track record in 1:59.60)
• Breeders’ Cup Sprint (2024) – Straight No Chaser
• Pennsylvania Derby (2024) – Seize the Grey
• Fourstardave Handicap (2021) – Got Stormy
• Rodeo Drive Stakes (2021, 2022) – Going to Vegas
• Cotillion Stakes (2019) – Street Band

Grade 2 Wins:

• San Felipe Stakes (2020) – Authentic

• Pat Day Mile (2024) – Seize the Grey

• Santa Anita Sprint Championship (2024) – Straight No Chaser

• San Vicente Stakes (2022) – Forbidden Kingdom

• San Felipe Stakes (2022) – Forbidden Kingdom

• Joe Hernandez Stakes (2023) – Forbidden Kingdom

• Riyadh Dirt Sprint (2025) - Straight No Chaser

• John C. Mabee Stakes (2021) – Going to Vegas

• Cougar II Stakes (2021) – Tizamagician

Grade 3 & Stakes Wins:

• Sham Stakes (2020) – Authentic
• Maryland Sprint Stakes (2023) – Straight No Chaser
• Honey Fox Stakes (2021) – Got Stormy
• West Virginia Governor’s Stakes (2023) – Duke of Love
• Tokyo City Cup (2021) – Tizamagician
• Comely Stakes (2022) – Sixtythreecaliber

4

In addition to its on-track success, Experiential has been recognized as an industry leader:

• 2020 Owner of the Year – Thoroughbred Owners and Breeders Association (TOBA) • 2024 Eclipse Award – Male Sprint Champion (Straight No Chaser)

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to (a) a profit participation convertible promissory note, or (b) a convertible promissory note with an “original issue discount” (an “OID Convertible Promissory Note” and, each, a “Promissory Note”), each of which shall be between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to convert into the unsold portion of the offering prior to being fully funded and, as applicable, has retained an “original issue discount” which is a form of guaranteed interest above the principal balance of such OID Convertible Promissory Note. The exact terms of such Promissory Note will be described in detail in each Description of Series below and copies of such agreements are attached hereto and incorporated by reference herein.

Broker:

The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore” or the “Broker”) a New York limited liability company and a broker-dealer which is registered with the Commission and is registered in each state where such Offering will be made prior to the launch of such Offering. Dalmore will act as the broker/dealer of record for each transaction and provide related services in connection with such Offering as described in the Broker-Dealer Agreement filed as Exhibit 6.3 and incorporated by reference herein.

Dalmore is a member of FINRA.

Minimum Interest purchase:	The minimum subscription by an Investor is 1 Interest in a Series. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

5

Purchase Price Consideration; Gift Cards; Promotional Credits:

The Purchase price for an Investor’s subscription will be payable in cash in United States Dollars at the time of subscription.

Gift Cards:

In addition, the Company sells gift cards for cash that are redeemable only for merchandise, racetrack experiences and as consideration for the purchase of Interests on the MyRacehorse™ Platform.

The gift cards are valued at the cash value paid (e.g. if a purchaser pays $100 they get a gift card with a $100 value), are not redeemable for cash (except as required by applicable law), have no expiration date and may be used solely on the MyRacehorse™ Platform. There are no discounts, differentiated pricing or other more favorable offering terms given or credited to Investors that use gift cards in connection with the purchase of Interests.

To the extent even a $1 balance on a gift card remains, it can be used towards the purchase of Interests in combination with cash.

Gift cards can also be purchased by 3rd party businesses looking to provide gifts, perks, promotions or incentives to their customers, clients or employees.

The recipient or user of a gift card, regardless of how it was obtained will still need to qualify as a “qualified purchaser” to invest and will be subject to the same subscription process as Investors that subscribe for cash. See “Investor Suitability Standards” and “Plan of Distribution and Subscription Procedure” for more information.

Promotional Credits:

In addition to gift cards, the Manager may, from time to time, issue promotional credits to prospective investors in connection with promotional events, direct mail campaigns, sponsorship arrangements, or other marketing activities (“Promotional Credits”). Promotional Credits are not gift cards and are not purchased for cash or any other consideration by the recipient. No purchase or payment is required to receive a Promotional Credit. Promotional Credits are issued solely as a marketing incentive to encourage new investors to create an account and subscribe for Interests on the MyRacehorse™ Platform. Each Promotional Credit is capped at a maximum value of $25, may be used only once per investor, and cannot be combined with any other Promotional Credit or promotional offer.

Promotional Credits have no cash value, are not redeemable or withdrawable for cash, are non-transferable, and are limited to first-time users of the MyRacehorse™ Platform only. Promotional Credits may be applied solely toward the purchase of Interests and expire up to one (1) year from the date of issuance, as determined on a promotion by promotion basis. The use of a Promotional Credit does not entitle the recipient to any discount, differentiated pricing, or more favorable offering terms with respect to the purchase of Interests. The Interests are offered at the same price per Interest to all Investors regardless of whether a Promotional Credit is applied.

To the extent a Promotional Credit is used to partially fund the purchase of an Interest, the Manager will contribute to the applicable Series an amount equal to the Promotional Credit value applied, such that the full Purchase Price per Interest is received by the Series in cash. Accordingly, the use of Promotional Credits will have no effect on the Use of Proceeds for any Series, and no dilution or reduction in value will occur to existing or other Investors as a result of the issuance or redemption of Promotional Credits. The economic cost of the Promotional Credit program is borne entirely by the Manager and not by any Series or its Investors.

The recipient or user of a Promotional Credit will still need to qualify as a “qualified purchaser” to invest and will be subject to the same account creation, investor qualification, subscription process, and offering documents as Investors that subscribe entirely for cash.

The issuance of Promotional Credits is disclosed pursuant to Rule 17(b) of the Securities Act to the extent that such credits are distributed in connection with paid sponsorship or promotional arrangements.

The full terms and conditions applicable to Promotional Credits are available on the MyRacehorse™ Platform.

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Offering Size:	There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period:	There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company undertakes closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Additional Investors:	After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager may (a) advance or loan funds to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series, and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

In the event that the Manager determines to issue additional Interests (as described in (b) above), the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of Proceeds:

The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(A) Management/Due Diligence Fee: The Manager charges a fixed Management/Due Diligence Fee of up to 15.0% of the offering proceeds, which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes a Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection and oversight of third-party contractors such as attorneys, accountants, and bloodstock agents. In addition, ongoing work for management and decision-making related to veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. In addition to this Management/Due Diligence Fee, the Manager will also be entitled to a “Management Performance Bonus” and a “Final Gross Proceeds Fee” which will only accrue in certain circumstances as described below.

(B) Organizational and Experiential Fee: This fee covers several organizational and experiential aspects of the business up to 12.50% of the gross cash proceeds. First, any Offering Expenses associated with an offering, including actual legal, accounting, audit, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a Series of Interests (and excludes such future ongoing costs described in Operating Expenses), as applicable, paid to legal advisors and other third parties, as the case may be, will be covered. Second, fees paid to the Manager for the experiential activities associated with ownership of a racehorse in a Series, including marketing costs, event planning, content development and hosting on the MyRacehorse™ Platform, winners circle access, race day privileges, etc. (“Membership Experience Programs”) (as discussed further in the “Description of the Business”). This fee may be discounted for certain Series or such fees could be capped for Investors with multiple or sizable Series investments (which would have the result of a discounted effective Offering Price to such frequent or large-scale Investors). To the extent that there are any discounts or a deviation from the disclosed Fees and Expenses, then such disclosures will be memorialized in the description of the corresponding Series in which the respective discount or deviation applies.

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(C) Asset Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Horse Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Series and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Asset prior to an Offering; and will include sales tax and/or an up to 5.0% Bloodstock Fee (defined below), if applicable in selecting the Underlying Asset.

(D) Brokerage Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) paid to Dalmore as compensation for brokerage services.

(E) Bloodstock Fee: A fee equal to up to 5.0% payable to the Manager (“Bloodstock Fee”). The Bloodstock Fee may vary depending on the specific terms and conditions negotiated in connection with each Series and Underlying Asset and is payable to the Manager related to work done assessing a potential transaction. Please review the Use of Proceeds for each Series for exact details.

(F) Use Tax: A form of sales tax that is paid by the Company and is (1) imposed on the use, storage, or consumption of an item, and (2) is complementary to a general sales tax that would be deductible with respect to similar items, as such term is defined by 26 U.S. Code Section 164 (“Use Tax”). The Use Tax may vary depending on the specific terms and conditions negotiated in connection with each Series and Underlying Asset. Please review the Use of Proceeds for each Series for exact details.

(G) Operating Expense Reserve. A portion of the Offering proceeds will be allocated to an Operating Expense Reserve, which is a single cash account used to cover all ongoing costs associated with managing the horse and the Series to cover “Operating Expenses” of a Series as described below.

If the Offering is not fully subscribed, the Manager will ensure that the Operating Expense Reserve remains sufficient to cover essential costs, including the horse’s care and ongoing Series obligations.

See “Use of Proceeds” for each Series and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details on the specific fees charged as to each individual Series.

Operating Expenses:

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Asset, including:

• Horse Care Costs (“Upkeep Fees”): Training, boarding, maintenance, veterinary care, and transportation

• Prepaid Expenses: Costs incurred before the Offering closes, such as vet checks, initial acquisition costs, and early training. If actual Prepaid Expenses are lower than expected, the remaining funds will be used for future Operating Expenses or Distributable Cash

• Regulatory & Compliance Costs: Preparation of required reports, tax filings, audits (if applicable), and any fees for third-party registrars, transfer agents, or government filings (e.g., Forms 1-K, 1-SA, 1-U)

• Insurance Costs: Mortality, liability, and medical insurance (when purchased). THERE IS NO GUARANTEE THAT A HORSE WILL BE INSURED.

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Insurance Coverage & Risks:	The Company generally purchases mortality insurance for its Underlying Assets; however, coverage is evaluated on a Series-by-Series basis. Insurance policies are subject to change based on the horse’s value, performance, and risk assessment by the Manager.

There is no guarantee that a horse will be insured, and policy terms, if applicable, will be disclosed in the Series-specific information.

For Series with broodmares as Underlying Assets, the Manager may elect to purchase mortality insurance for both the mare and the foal.

See the “Description of the Business” and each Series Offering Circular for insurance details related to specific assets.

The Company generally purchases mortality insurance for its Underlying Assets; however, coverage is evaluated on a Series-by-Series basis. Insurance policies are subject to change based on the horse’s value, performance, and risk assessment by the Manager.

How Operating Expenses are Paid and Reimbursed:

A portion of the Offering proceeds will be allocated to an Operating Expense Reserve, which is a single cash account used to cover all Operating Expenses, including horse care, insurance, legal, and regulatory costs.

However, if expenses exceed revenues, the Manager may:

1.       Advance or loan funds to the Series, subject to reimbursement from future Series revenues

2.       Issue additional Interests to raise funds for the Series

Any loaned funds will accrue interest at a rate not lower than the Applicable Federal Rate (AFR), as defined in the Internal Revenue Code.

Investor Protections & Liability Limits:	Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Asset and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

Co-Ownership Agreements; Bonuses; Kickers:

The Company, through individual Series, intends to purchase interests in thoroughbred horses, which typically includes racehorses but may also include Broodmares. These Underlying Assets will be owned either with (1) a majority controlling interest, or (2) 100% ownership. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis as described in such Series’ “Description” in this Offering Circular. For Underlying Assets not owned 100%, the Series will enter into an agreement with other owners of the Underlying Asset (“Co-Owners”) which will govern the rights of the Series vis-à-vis the other Co-Owners and the Underlying Asset (the “Co-Ownership Agreements”).

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events, including but not limited to claiming races (which may result in a sale of a racehorse held by a Series) and marketing or sponsorship activities. Additionally, the Series will recognize other income from the sale of the racehorse or the sale of future breeding rights

If the Series decides to breed the horse (rather than sell) and the breeding equity is included in the Co-Ownership Agreement (breeding equity is included in all Series that are not “Racing Leases”), then Investors will receive their pro rata share of net proceeds.

In the case when a Series owns a Broodmare and/or Foal, the Series will receive a percentage of the earnings derived from the sale of either the Broodmare or the Foal, or any purse winners equal to the ownership percentage if the Foal were to ultimately become a racehorse and generate earnings on the racetrack.

Similarly, the individual Series will be responsible for the expenses of the racehorse, Broodmare or breeding horse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

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Certain of the Series’ Co-Ownership Agreements may include bonuses related to winning of graded stakes races in the form of promotional bonuses, (“Promotional Bonuses”), future male breeding horse (a “Stallion”) bonuses (“Future Stallion Bonuses”) or future Broodmare bonuses (“Future Broodmare Bonuses,” together with Future Stallion Bonuses, “Bonuses”). The Bonuses may be voided prior to being earned to the extent a decision is made by the Co-Owners to geld the male racehorse in the discretion of the Manager or the Co-Ownership (typically due to health and safety concerns or to better maximize its racing career prospects). These Bonuses will be distributable (less expenses, reserves, etc.) as in the same manner generic race winnings as described in “Distributable Cash” below.

In addition, certain Co-Ownership Agreements may be negotiated with the original horse seller for a payment to the seller upon a horse winning certain races or awards (the “Kickers”). Kickers are contractual obligations of a Series to the original seller of a horse which could result in a payment obligation to the seller upon the happening of certain events like Grade 1 race wins. They act as a “performance bonus” and are tied to certain revenue-generating events in the life of the Series. In the event that a Co-Ownership Agreement contains a Kicker, the campaign page, which screenshots are included in each series description contained herein, will contain express descriptions of the Kicker, its terms and its impact on such Series.

Such Kickers are payable out of race winnings and often offset and reduce the short-term Distributable Cash of a Series. However, the upside associated with breeding equity of a horse that has hit a Kicker can significantly increase the long-term value of a Series whether upon a sale of the Underlying Asset or the future revenue generated by breeding.

Each Kicker can be generally seen as a contingent liability of that Series that, when triggered, becomes a liability payable by that Series prior to any distributions to that Series’ members. This is the same case as it relates to any expenses of the Series or reserves needed to be maintained for the ongoing operations of such Series. As a result of such liability, Distributable Cash (as defined below) may be considerably less than stated race winnings.

In any event, a Series member will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution or at the time a Kicker payment is due, such Series member will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the payment of any Kickers.

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Racing Leases:

As an alternative to the Co-Ownership racehorse ownership structures discussed above, which include the purchase and sale with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”).

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues (excluding merchandise that is either the asset of the lessor or the manager). Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In certain leases, in the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Copies of such Lease Agreements for each respective Series, and any amendments to such Lease Agreements, if applicable, are attached as exhibits hereto and descriptions of such additional terms are included with each Series’ respective description herein.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any liabilities (including contractual obligations for Kickers or Bonuses to Horse Sellers) related to its interest in the applicable Underlying Asset. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such event occurs, or the timing of when such revenue is actually distributed to Members, is dependent on the racing schedule of the Underlying Asset, cash reserves in such Series, ongoing contractual obligations of a Series, potential sales of the Underlying Asset, the terms of such Series’ Co-Ownership Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

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Management Performance Bonus; Final Gross Proceeds Fee:

For the “Management Performance Bonus”, the Manager shall receive 10% of all Gross Proceeds from stakes races only.

Separately, in connection with final sales of the Underlying Asset, in addition to the Management Performance Bonus, upon the sale of an Underlying Asset, the Manager shall receive 5% of the Final Sale Gross Proceeds if the Underlying Asset has depreciated and 20% of the Final Sale Gross Proceeds if the Underlying Asset has appreciated (referred to as “Final Gross Proceeds Fee.”)

“Final Sale Gross Proceeds” is defined as the sum of all money generated by the sale of a horse owned by a Series, prior to any deductions that have been made or will be used for expenses. The Underlying Asset appreciation is calculated as the Gross Sale Price minus the Gross Purchase Price.

For Series with multiple Underlying Assets, the Management Performance Bonus will be calculated on the sale of each individual Underlying Asset, rather than the entirety of all of the Underlying Assets of the Series.

For Series with Broodmares as Underlying Assets, the sale of each individual Underlying Asset, including, separately, any Foal or Broodmare, rather than the entirety of all of the Underlying Assets of the Series.

Distribution Rights:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Asset shall be applied by that Series in the following order of priority (after payment of liabilities, including contractual obligations under Co-Ownership Agreements, if any):

•	Payment of the Management Performance Bonus and/or Final Gross Proceeds Fee (as described above);

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series, if any) by way of distribution to the Interest Holders of that Series on a pro rata percentage basis.

As described above in “Operating Expenses” Operating Expenses Reimbursement Obligations are payable from future revenues generated by a Series.

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Timing of Distributions:

The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

FOR THE AVOIDANCE OF DOUBT, A RACE WIN BY A SERIES’ RACEHORSE WILL NOT RESULT IN AN IMMEDIATE DISTRIBUTION OF CASH TO INTEREST HOLDERS.

No Trading Market:

There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company estimates that most Series will exist for 2-6 years (the racing life cycle) and then the Underlying Asset will be sold, which will be the primary liquidity event other than Distributions on Gross Proceeds as discussed above. The estimated time period for Broodmare Series may be shorter than a typical racehorse Series due to the lack of expected racing lifecycle associated with such Underlying Asset. A sale of the Underlying Asset may occur at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset, including the repayment of the Operating Expenses Reimbursement Obligations described above.

Manager Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:	To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

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To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be affected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests. See “Description of Interests Offered – Limitations on Transferability” for more information.

Where to Buy; Transfer Agent:	Series Interests will be available to buy as an investment in a Series exclusively on the MyRacehorse™ Platform. These Series Interests will be issued in book-entry electronic form only. Vertalo, Inc. is the SEC-registered transfer agent and registrar for the Series Interests. See that certain Vertalo Subscription Agreement filed hereto as Exhibit 6.4 and incorporated by reference herein.

Governing law:	The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the MyRacehorse™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments on their Interests or that they will not lose their entire investment in their Interests. For this reason, each prospective subscriber for the Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset because, among other things, a Series may be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to facilitate sales of our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy an investment, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

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Limited operating history.

The Company was formed in 2016 and has a relatively limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

Limited Investor appetite.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities (e.g., Membership Experience Programs - hosting events with the race horses, winners circle access, race day privileges, group discounts on insurance, reduction in offering costs, etc.).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Asset as at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Asset will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Asset, Due Diligence Fees and Operating Expenses). If the applicable Underlying Asset had to be sold and there has not been substantial appreciation of the applicable Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the horse at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation or Kickers or other contractual obligations in Co-Ownership Agreements) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Operating Expenses for the Underlying Asset.

The Manager or an affiliate may incur liabilities related to Upkeep Fees on behalf of the Series, and if the Operating Expenses paid by the Manager for such Series exceed the revenues and Upkeep Fees, the Manager or an affiliate will be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover twelve (12) months of such projected Operating Expenses.

However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

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In any event, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Inability to obtain additional short-term capital may restrict future operations of the Company.

The Company has funded and continues to intend to fund its operations, including those of its Series with funding from this Regulation A offering campaign, Regulation D offerings, and loans from its Manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot continue to secure additional short-term capital, it may cease operations.

Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. Experiential Squared, Inc. has been in existence since June 2016 and could be considered an early-stage company with a limited operating history within the horse racing sector.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. While the Manager has a team of employees and independent contractors with extensive experience in the equine racing world, there can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of Investors between series of interests.

The Company is structured as a Nevada series limited liability company that issues a separate series of interests for each Underlying Asset. Each Series will merely be a separate series and not a separate legal entity. Under the Nevada Revised Statutes (the “NRS”), if certain conditions (as set forth in NRS Section 86.296(3)) are met, the liability of Investors holding one series of interests is segregated from the liability of Investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Nevada, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Nevada corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the NRS, it is possible a court could conclude that the methods used did not satisfy Section 86.296(3) of the NRS and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 86.296(3) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

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If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Macroeconomic Conditions May Impact Investment Performance

The performance of investments in racehorses may be impacted by broader macroeconomic conditions, including inflation, changes in interest rates, and overall market downturns.

•	Inflationary pressures may increase costs associated with horse care, training, and transportation, potentially reducing net returns.
•	A general economic downturn could result in lower demand for thoroughbred racehorses, affecting valuations and potential exit prices.
•	Market instability may also impact investor sentiment, leading to reduced liquidity or slower capital inflows for new investment opportunities.

While the Company and Manager seek to mitigate risks by selecting high-quality bloodstock and managing horses with long-term racing and breeding potential, there is no guarantee that external economic conditions will not impact investor returns.

Potential breach of the security measures of the MyRacehorse™ Platform.

The highly automated nature of the MyRacehorse™ Platform through which potential Investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The MyRacehorse™ Platform processes certain confidential information about Investors, the Horse Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the MyRacehorse™ Platform, the Company, the Manager or the Company’s service providers (including Dalmore) could be breached. Any accidental or willful security breaches or other unauthorized access to the MyRacehorse™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the MyRacehorse™ Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Horse Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Horse Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the MyRacehorse™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the MyRacehorse™ Platform and the Company could lose Investors and the Horse Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset at the Membership Experience Programs.

The Manager will have sole discretion to determine whether and when an Investor will receive distributions of Distributable Cash, and the amounts distributed.

The Manager will have sole discretion in determining what distributions of Distributable Cash, if any, are available to the Interest Holders of a Series once Distributable Cash is generated by a Series from the utilization of the Underlying Asset, but only after the Manager has reserved amounts reasonably believed to adequately meet any future contemplated obligations or contingencies, in the manner and priority as further described in this Offering Circular. As revenue generated by a Series from the utilization of the Underlying Asset is intermittent and highly unpredictable, and therefore, planning for a Series’ future cash needs will require the Manager to exercise substantial judgment as to the amounts of Distributable Cash reasonably available at any time for distribution to the Interest Holders. Investors should not expect to receive distributions regularly, if at all, and should understand that any investment in the Interest for each respective Series involves a high degree of risk, including the possibility that each Investor may not realize a return on the Investor’s investment, or that the Investor’s investment could lose some or all its value. For these reasons, distribution rights and distributions of Distributable Cash may be significantly limited.

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Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of racehorses and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

As of September 3, 2020, the Interests are being sold through Dalmore, which will act as the broker/dealer of record and is a registered broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and Member FINRA/SIPC. Interests will be registered in each state where the Offering and sale of such Interests will occur prior to the launch of such Offering. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Series of Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are not “investment securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act. Further, the Company, any Series, the Manager, and/or any of their respective affiliates intend that no Series will hold underlying assets in which the Manager has limited or no management control, so that it is not considered to be an investment company within the meaning of the Investment Company Act. These positions, however, are based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

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Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

We have elected to delay compliance with certain new or revised financial accounting standards.

We have elected to delay compliance with the new revenue recognition accounting standard, ASC Topic 606 Revenue from Contracts with Customers, which took effect on January 1, 2018 until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a))) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Management does not believe the provisions of ASC Topic 606 will have a material impact on our financial position or results of operations, but some Investors may view this as a lack of access to certain information they may deem important.

Risks relating to the Horse Racing or Breeding industry

There can be no assurances that the value of the racehorse which is owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The business of owning, training, breeding and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing or breeding, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Asset which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the racing or breeding careers or sale or other disposition of any or all of the horses which such Series may acquire. No assurance can be made that the value of a Broodmare or resulting Foal which may be acquired by a Series, will not decrease in the future. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for a Series and there is no assurance that a Series will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to a Series. As a result, it is possible that Investors will lose all or a substantial part of their investment in a Series. Additionally, there is no assurance that there will be any cash available for distribution.

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The valuation of racehorses is a highly speculative matter and the market for racehorses is extremely volatile. If the valuation of an individual Series’ horse decreases the individual Series will still be responsible for the expenses of maintaining, training and racing the horse at lower level races or smaller venues which could negatively impact the revenues from the horse.

The valuation of horses (particularly racehorses) is a highly speculative matter and prices fluctuated widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of racehorses generally, as well as prospective Foals or Stallions upon sale, and of the Series’ racehorses in particular, the racing industry in general, as well as the racing success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of Investors and enthusiasts in the racehorse industry. In the past, there has been growing foreign investment in certain types of racehorses, and the continued ability of foreign Investors to acquire horses is subject to change due to economic, political or regulatory conditions, if and when applicable. Possible regulatory government regulations could include the regulation of the horse racing industry (including the Horseracing Integrity and Safety Act (HISA)) and pari-mutuel wagering, as first described in “Government Regulation” set forth below. The value of racehorses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, breeding, training and racing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market sale price of horses or the performance of the Series’ racehorse(s). Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

The Horse Racing Industry’s Reliance on Gambling Subsidies Which, if Eliminated or Reduced, Could Negatively Impact the Industry.

A significant portion of the horse racing industry’s revenue comes from subsidies tied to gambling operations, including casino gaming, historical horse racing machines, and pari-mutuel wagering. In several states, including Kentucky and Arkansas, racing purses are supplemented by revenue from historical horse racing machines, while in other states, subsidies are derived from casino gaming revenue.

If state legislatures, regulators, or courts reduce or eliminate these subsidies, it could negatively impact the industry in the following ways:

•	Reduced Race Purses – If gambling subsidies are withdrawn, race purses may decrease, making it harder for racehorses to generate revenue for their owners.
•	Declining Investment in Racing Operations – Subsidies support track maintenance, race programming, and breeding incentives. A reduction could lead to fewer races, lower-quality fields, and less investment in the sport.
•	Regulatory & Political Uncertainty – Some jurisdictions have pursued or considered policies to remove or reduce financial support for racing, such as decoupling casino gaming from horse racing or modifying the distribution of gaming revenue. If such policies are implemented, they could weaken the financial stability of racetracks and impact racing opportunities.
•	Impact on Breeding Incentives – Breeding programs often rely on purse money generated by gambling revenue. A decline in purse sizes could lower demand for high-quality bloodlines, reducing potential value for breeding-focused Series.

There is no guarantee that existing gambling subsidies will continue at their current levels. If such subsidies are reduced or eliminated, it could negatively impact the financial performance of the horse racing industry, including the ability of a Series to generate expected revenue.

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The cost of racing and/or breeding is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals are all subject to inflationary pressures and may increase over time to an extent which may not be matched by increases in revenue or sale proceeds. To date, in the current high inflation market, the Company has seen some slight increases in training and care costs, which may result in the Company requiring an increase in the amount of cash its reserves for future Operating Expenses. Such inflationary pressures have not currently resulted in a material impact to the Company’s operations or the reserves the Company holds for existing Series. The thoroughbred horse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of breeders, grooms, trainers, jockeys and other horse industry workers. Adverse weather, disease, war and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues or sale proceeds. Changes in government regulations, whether or not relating to the thoroughbred horse industry, may result in additional expenses or reduced revenue from operations.

Most Racehorses Do Not Generate a Profit, and a Horse’s Value May Decline Due to Injury, Poor Performance, or Market Conditions

Investing in racehorses is highly speculative, and historically, the majority of racehorses do not generate a profit over their racing careers. Even horses that achieve racing success may have career earnings that do not exceed the total costs of acquisition, training, veterinary care, insurance, transportation, and other operating expenses.

A horse’s ability to generate revenue depends on multiple factors, including race performance, race purse sizes, and racing opportunities. However, if a horse is unsuccessful in racing, sustains an injury, or becomes ill, its value may decline significantly. Additionally, horses often must be transported to various racetracks and training centers throughout the United States, exposing them to additional risks, including illness, injury, or even death.

Several additional factors contribute to the financial challenges of racehorse ownership, including:

•	The high cost of training, boarding, and care, which must be paid regardless of race performance.
•	The unpredictable nature of racehorse performance, injuries, and racing opportunities.
•	The potential for long periods without racing revenue due to injuries, lack of suitable races, or poor race performance.
•	The size of race purses, which depend on the extent of public interest in horse racing. If public interest in the sport declines, prize money and overall industry revenue could decrease.
•	The proliferation of legalized gambling in many states, which may reduce interest in horse racing as a form of recreation and wagering.

While some horses achieve significant success, there is no assurance that any horse in which a Series has an interest will generate positive returns or be sold at a profit. Investors should understand that horse racing is a speculative industry and that they may lose some or all of their investment.

If a horse is acquired for the intent of breeding, there is no assurance that the market conditions will be conducive to selling either the Broodmare or the Foal at a later date. In addition, there is no assurance the resulting Foal from a successful breeding will develop into a racehorse that is fit for racing or sale at a later date.

Breeding a horse is an extremely speculative and expensive proposition. In order to successfully breed a horse, the owner of the Broodmare must determine based on both pedigree and the physical attributes of the Broodmare which Sire they wish to breed to in order to give them the highest potential of breeding a quality Foal. The owner of the Broodmare is responsible to pay the owner of the Sire a Stud Fee, generally upon the successful birthing of the Foal. This is often referred to as “Stand and Nurse”, indicating that the newly born Foal is able to stand on their own, and nurse from the Mare. The successful Foal is not an indication of the future viability of the Foal as a racehorse, or the likelihood that the Foal will be a viable candidate to be sold at a later date. Stud Fees can range into the multi-hundreds of thousands of dollars, and therefore the potential for loss is significant. The Series which owns the Broodmare is responsible for the payment of the Stud Fee, along with the care costs associated with both the Mare and Foal throughout their ownership of each.

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Challenges in Securing Suitable Races and the Prevalence of Claiming Races Could Result in Periods Where a Series’ Horse is Unable to Compete, Leading to Increased Costs Without Corresponding Revenue

The ability of a Series to generate racing revenue depends on the availability of suitable races that align with a horse’s eligibility, condition, and competitive level. However, race scheduling is determined by racetracks and state racing officials, and there is no guarantee that appropriate races will be available when needed.

Several factors can impact race selection and revenue generation, including:

•	Races Not Filling (“Races Not Going”) – A race must attract a minimum number of entries to be run. If not enough horses enter, the race is canceled, delaying the horse’s next start and potentially increasing expenses without generating revenue.
•	Limited Race Eligibility – A horse may only enter races that match its past performance, age, sex, and other conditions, reducing flexibility in scheduling races.
•	High Prevalence of Claiming Races – Over 60 percent of races in the U.S. are claiming races, where horses entered can be purchased for a predetermined price. If a Series’ horse competes in a claiming race and is purchased, the Series will be dissolved as it no longer owns the asset.

While claiming races provide frequent racing opportunities, they also carry the risk of unplanned asset sales, potentially at a price lower than anticipated. Additionally, the lack of suitable race opportunities could result in periods where a Series’ horse is unable to compete, leading to increased costs without corresponding revenue.

Horse Racing Could Be Subjected to Restrictive Regulation or Banned Entirely, and the Industry’s Dependence on Gambling Subsidies Creates Additional Risk

The racing future of and/or market for the horses in which the Company and/or a Series has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in an Underlying Asset would be substantially diminished by any such regulation or ban.

Horse racing is regulated in various states and foreign countries by racing regulatory bodies that oversee the conduct of racing, as well as the licensing of owners, trainers, and other industry participants. Additionally, as other forms of gambling are legalized throughout the United States, there is no assurance that competition from sports betting, online gaming, or other non-racing wagering options will not negatively impact attendance, participation, or wagering on horse racing, which could reduce the sport’s overall profitability.

Lastly, our ownership structure is novel and may require us to seek regulatory approval to race in certain jurisdictions. Any changes in state or federal regulations that impact fractional ownership or Series LLC structures could further affect the Company’s ability to operate in certain locations.

The Series may not purchase insurance on its horse which could require Series resources to be spent to cover any loses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse owned by a Series will be insured. Mortality insurance provides coverage in many instances where a horse dies or must be humanely euthanized. Loss of use insurance covers yearlings and horses of racing age that have not yet been put into training. Loss of use insurance is generally intended to cover up to 60% of the horse’s fair market value or 60% of the insured value (whichever is less) if the horse is permanently incapable of racing due to an injury, illness or disease. Liability insurance covers the risk that the horse in which the Series has an interest causes death, injury or damage to persons or property. Prospective Foal insurance, if purchased, is generally intended to cover the Foal while in-utero, until 24 hours after the birth of the Foal, in the event that the Foal aborts, or has to be humanely euthanized immediately after foaling. Without insurance, an individual Series is responsible for any costs or depreciation in value related to the injury, illness, disability or death of the horse. The death of a horse could mean the individual Series will be left with no asset. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests. All insurance coverages described above are subject to the individual terms, conditions and exclusions of the relevant insurance policies in place at the time. The descriptions of insurance above are for general explanation only and the nature and extent of coverage is always dependent on the language of the relevant insurance policy.

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A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company’s operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company or a Series has an interest to race at and then negativity impact its operations. Additionally, a decrease in racetracks could negatively impact the demand for new Foals, and thus negatively impact the demand for Broodmares, and Foals at public auction or private sales, thus potentially depressing the value of said assets for resale.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Asset, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Asset and amounts earned by such Series from the monetization of its interest in such Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

Risks Related to Ownership of our Interests

You will have only limited voting rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager from an individual Series for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company or one of the Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

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Investor Polling and Surveys Do Not Constitute Binding Votes

From time to time, the Company may conduct surveys or informal polls to gauge Investor sentiment on certain horse racing decisions, such as race selection, potential acquisitions, or breeding plans. These surveys are conducted for engagement purposes and to gather feedback but do not constitute binding votes or decision-making authority.

While the Manager values Investor input, all final decisions regarding a Series and its assets remain solely at the discretion of the Manager. Investors should not assume that the results of any poll or discussion will dictate the final outcome of any management decision.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws. Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

Other Risk Factors

Risks Related to Tax Treatment

Investors should be aware that the Company elects to be taxed as a “C” corporation, which differs from certain other investment structures that provide pass-through taxation. As a result, any profits earned by a Series may be subject to federal and state corporate taxes before any distributions are made to investors. Additionally, changes in tax laws or interpretations by regulatory authorities could impact the overall tax liability of the Company or a Series, which may reduce returns to investors. Investors should consult with their own tax advisors regarding the potential tax consequences of an investment.

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Risks Related to Asset Valuation

The valuation of racehorses and related assets is inherently subjective and difficult to determine with precision. Unlike publicly traded securities, there is no established marketplace or standardized pricing methodology for racehorses. The value of an asset may fluctuate based on performance, market demand, breeding potential, and other unpredictable factors. There is no guarantee that a Series will be able to sell an Underlying Asset for its estimated or appraised value, and investors may receive less than expected proceeds upon a sale.

Limited Historical Performance Data for This Asset Type

Investing in racehorses through a fractional ownership structure is a relatively new investment model with limited historical performance data. Unlike traditional real estate or equities, racehorse investments do not have established benchmarks or long-term return data that retail investors can rely on to assess performance. As a result, potential investors should be aware that past results may not be indicative of future performance, and returns are highly uncertain.

Force Majeure Risks: Natural Disasters, Pandemics, and Industry Disruptions

The business and operations of the Company, each Series, and the broader horse racing industry are subject to risks beyond our control, including natural disasters, pandemics, labor strikes, regulatory changes, and economic downturns. For example, during the COVID-19 pandemic, racetracks were temporarily closed, race schedules were disrupted, and prize purses were reduced, all of which negatively impacted the industry. Future events of a similar nature could materially affect the performance and financial condition of a Series, including the ability to generate revenue from race winnings, sales, or breeding operations.

Risks Related to Changes in Gambling Laws

A significant portion of revenue generated by the horse racing industry comes from pari-mutuel wagering and related betting activities. Changes in federal, state, or international gambling laws, regulations, or enforcement policies could negatively impact racetrack attendance, prize purses, and overall industry revenue. If regulatory changes restrict or reduce wagering activity, it could have a material adverse effect on the financial performance of a Series and the broader industry.

Risks Related to Delayed Liquidity Even After a Sale

Even if an Underlying Asset is successfully sold, there is no guarantee that proceeds will be immediately available for distribution to investors. Sales of racehorses, whether through private transactions or auctions, may be subject to delays due to buyer financing issues, regulatory approvals, legal disputes, or unforeseen administrative hurdles. Additionally, in the event of a dispute over ownership rights, health disclosures, or performance history, proceeds may be withheld until the matter is resolved. Investors should understand that a sale event does not necessarily result in an immediate liquidity event.

Risks Related to Dependence on Third-Party Providers

In addition to its management team, the Manager, the Company and its Series rely on various third-party service providers, including stable operators, trainers, bloodstock agents, veterinarians, auction houses, and racetrack administrators. If any of these third parties fail to perform their services as expected, experience financial difficulties, or engage in misconduct, the value and performance of a Series’ Underlying Asset could be negatively impacted. Additionally, the Company has limited control over the pricing and availability of these services, and increased costs or shortages in equine care, training, or boarding facilities could reduce potential returns to investors.

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Limited Availability of Experiential Benefits and Perks

The Company offers investors an opportunity to participate in racehorse ownership through fractional shares, and many Investors are drawn to the experience of engaging with the sport, including access to race day events, paddock areas, the winner’s circle, and other ownership-related experiences.

However, due to the high number of Investors per Series, access to these experiences is extremely limited. The Manager uses a randomized lottery system to distribute available perks, with each Investor receiving one lottery entry per share owned. Even with this system in place, demand for access often exceeds supply, and there is no guarantee that any given Investor will receive paddock access, winner’s circle access, or in-person interactions with the horse.

Additionally, while the Company strives to provide race day coverage and content across multiple venues, there is no assurance that Company personnel will be present at every race or racetrack. As a result, Investors may not always have a dedicated MyRacehorse representative available at certain events.

The Company will make reasonable efforts to provide engaging content and ownership experiences; however, Investors should not expect guaranteed access to on-track events or personal interactions with the horse.

Future Series May Be Structured Differently, Impacting Investors’ Expectations

Each Series is created as a separate entity with its own governance, fees, and management terms. While the Company follows a standardized approach to structuring its Offerings, there is no guarantee that future Series will have the same fee structures, expense allocations, or management terms as prior Series.

Investors should carefully review the Series Agreement and Offering documents for each specific Series, as terms may vary based on factors such as acquisition costs, operating reserves, management decisions, or regulatory requirements. Participation in one Series does not imply that future Series will operate under the same financial or governance structure.

The Manager retains full discretion to modify the structure of future Series, including adjustments to fee allocations, reserve requirements, or operational strategies. As a result, Investors should not assume that the terms of any particular Series will apply to subsequent Offerings.

Promotional Credits Do Not Constitute Preferential Offering Terms

The Manager may, from time to time, issue Promotional Credits to prospective investors in connection with marketing campaigns or sponsorship arrangements. While the Manager is obligated to fund the difference between the Promotional Credit value and the full Purchase Price such that no Series bears the cost of the promotional program, there can be no guarantee that the Promotional Credit program will result in increased investment activity or that recipients of Promotional Credits will complete the subscription process. Promotional Credits are a de minimis marketing expense of the Manager and are not expected to be material to the financial condition of the Manager or any Series. Notwithstanding the foregoing, investors should be aware that the Promotional Credit program may attract new investors who would not otherwise have invested, and while such investors will have met the same qualification standards as all other investors, they may have different investment expectations or risk tolerances. Although the Promotional Credit program is tightly limited (each credit is capped at $25, may be used only once per investor, and cannot be combined with other promotional offers), investors who do not receive a Promotional Credit will bear a higher out-of-pocket cost for their Interests than investors who do, notwithstanding that the offering price per Interest and the amount received by the Series remain the same.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following potential conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, and the Underlying Assets. The potential conflicts of interest described in this section should not be considered as an exhaustive list of the potential conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under the “Compensation” section was determined by arm’s-length negotiations. It is anticipated that the income received by the Manager may be higher or lower depending upon market conditions. This conflict of interest related to Manager fees and compensation will exist between the Manager and Investors and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

Notwithstanding the foregoing, the Manager derives its fee structure using a cost-based pricing model, testing it against traditional horseracing syndicates, other alternative asset classes, and different means of operations, including the use of outsourced tax and accounting service providers. However, there are very few thoroughbred managers specializing in hyper-fractional ownership, making it difficult to ascertain if the Company’s pricing models are truly competitive. Factors influencing these costs include hiring specialized experts across bloodstock acquisition, racehorse management, financial services, marketing, event management, and content creation, as well as the risks associated with acquiring an asset that cannot be syndicated until it achieves qualification by the Commission. Additionally, racehorses, as a livestock asset class, carry risks of injury and/or mortality. As a result, Investors should be aware that compensation is not determined through arm’s-length negotiations and is an inherent risk of investment.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business described in this Offering Circular.

The Company converted an advance from founders outstanding as of December 31, 2017, to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed $3,842,776 (excluding accrued interest) from the Manager in order to acquire the Underlying Assets prior to establishing and issuing securities in the underlying series holding the horse assets for the fiscal year ended December 31, 2025. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

The Manager does not have a fiduciary duty or obligation to present any business opportunities to the Company or Investors. Instead, the Manager is permitted to conduct or be involved in business opportunities with or without notice to the Company or its Investors.

Upkeep Fee Liabilities; Operating Expenses Reimbursement Obligations; Manager Loans

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series, and if the Operating Expenses paid by the Manager for such Series exceed the revenues and Upkeep Fees, the Manager or an affiliate will be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover twelve (12) months of such projected Operating Expenses (excluding Upkeep Fees).

However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

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An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Other Series or Businesses

The Manager serves as the Manager of other My Racehorse Entities. For more information about the Manager’s role with respect to the Company and other My Racehorse Entities, see “Our Affiliates’ Interests in Other Entities” below.

Additionally, the Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager could have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

The Manager, acting in the same capacities for other Investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company’s financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

Animal Welfare Obligations

The Manager is responsible for managing each Series and executing decisions in a manner that seeks to maximize investor returns by buying, managing, and selling the Underlying Asset optimally. However, the Manager is equally committed to prioritizing the welfare of the thoroughbred and will make decisions that are always in the best interest of the horse, even if those decisions may not be financially beneficial to Investors.

These decisions may include, but are not limited to, surgery and rehabilitation costs, veterinary inspections and diagnostics, spelling (breaks from racing and training that limit the ability to earn revenue), and early retirement of a horse if it is deemed in the best interest of the horse. While these actions may reduce or eliminate potential earnings for a Series, they are taken to ensure that no horse is placed in a situation that compromises its health or safety.

To help minimize the financial impact on each Series, the Company operates a program called Retail for a Purpose, which auctions off items and experiences to help fund its commitment to equine welfare. However, Investors should understand that all decisions related to horse care and retirement will be made at the sole discretion of the Manager, with the horse’s well-being as the primary factor.

Maximization of Entertainment Value

The Manager is responsible for managing each Series and executing decisions in a manner that seeks to maximize investor returns by buying, managing, and selling the Underlying Asset optimally. However, as demonstrated by Investor engagement over the past several years, many Investors cite their primary reason for participating as the opportunity to own a racehorse and experience the journey of racehorse ownership.

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As such, the Manager is also committed to maximizing the entertainment and experiential value for Investors. This means that certain management decisions may be influenced by factors beyond pure financial return, such as selecting races that enhance engagement, providing content and experiences, or prioritizing participation in high-profile events that may not always be the most financially lucrative option.

For example, the Manager may decide to enter a horse in a restricted race where it cannot be claimed, rather than running in a potentially more lucrative claiming race where it could be purchased by another owner. While the claiming race might offer a larger purse, the restricted race allows Investors to continue experiencing racehorse ownership.

The Manager retains full discretion in balancing the welfare of the horse, the financial performance of the Underlying Asset, and the entertainment expectations of Investors. Investors should understand that while efforts are made to provide engaging experiences, the Manager will make decisions in the best interest of the horse and the long-term health of the business.

Relationships with Co-Owners, Bloodstock Partners and Minority Stockholders

An affiliate of Spendthrift Farm, LLC, a Kentucky-based thoroughbred breeding and racing operation, was previously a majority stockholder in the Manager. On or about February 2023, that affiliate sold its ownership interest in the Manager to the existing stockholders of the Manager. Although Spendthrift Farm itself never held an ownership stake in the Manager, an affiliate of Spendthrift currently holds a line of credit extended to the Manager, which remains outstanding and is scheduled for repayment in the future.

Spendthrift is also a Horse Seller and Co-Owner with the Company in Authentic, the only Underlying Asset currently co-owned with Spendthrift. As such, the Company recognizes that there may be a heightened risk of conflicts of interest in transactions between the Company and Spendthrift, particularly in ensuring fair market valuation of assets or negotiating terms that balance the interests of all parties.

In addition, Taylor Made Farms, a leading thoroughbred breeding and sales operation, has an affiliate that is a minority investor in the Manager. Taylor Made Farms has previously partnered with the Company in co-ownership arrangements, including on horses such as Going to Vegas and Carrothers. Taylor Made Farms is also a consignor that the Company has used in the past to sell horses. While the Company does not exclusively use Taylor Made Farms as a consignor and there is no quid pro quo arrangement, its reputation as one of the top bloodstock operations makes it a frequent partner in sales and acquisitions.

Ken Myles, an investor in the Manager, is also the majority owner of Big Play Media, a company that has co-owned horses with the Company and collaborated on content initiatives. While Big Play Media operates independently from the Manager, its involvement in co-ownership and content collaborations presents potential conflicts of interest when determining race placements, media strategy, or financial transactions involving shared assets.

Reeves Thoroughbred Racing, LLC and Rocket Ship Racing LLC, two unaffiliated parties, are also Co-Owners in certain Series of the Company. Both parties have invested in the Manager pursuant to a simple agreement for future equity (a “SAFE”), which entitled them to convert, upon a subsequent event, into an equity interest in the Manager. As of January 31, 2024, the equity interest provided under the SAFE converted such that both Reeves Thoroughbred Racing, LLC and Rocket Ship Racing LLC now each hold an equity interest in the Manager.

Following this conversion, neither Reeves Thoroughbred Racing, LLC nor Rocket Ship Racing LLC owns more than five percent of the Manager. Neither party has any voting control, board appointment rights, monetary benefits, or other special privileges in the Manager other than their minority equity interest.

Despite these affiliations, the Company recognizes that there may be a heightened risk of conflicts of interest in transactions involving these co-owners, partners, or minority stockholders. The Manager and the Company, in determining whether to approve or authorize a particular transaction with these parties, will consider whether the transaction is fair and reasonable to the Company and has terms and conditions no less favorable than those available from unaffiliated third parties.

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Certain Decisions Made by One Series May Benefit Another Series Controlled by the Manager

As it relates to Series Smart Shopping 21 and its Underlying Asset, Seize the Grey, Series Smart Shopping 21 sold 90 percent of the stallion rights to Seize the Grey following a successful racing career. However, Series Smart Shopping 21 retained a 10 percent ongoing interest in future income derived from his stallion services, including stud fees.

The Manager intends for Series STG Broodmare Band to breed one or more of its broodmares to Seize the Grey. This transaction would benefit Series Smart Shopping 21 through its 10 percent retained interest in Seize the Grey’s stud fee earnings. However, any such transaction will be conducted at arm’s length, and Series STG Broodmare Band will pay the stallion’s current fair market value stud fee to Seize the Grey’s syndicate.

As it relates to Series Margarita Friday 19 and its Underlying Asset, Straight No Chaser, Series Margarita Friday 19 sold 75 percent of the stallion rights to Straight No Chaser following a successful racing career. However, Series Margarita Friday 19 retained a 25 percent ongoing interest in future income derived from his stallion services, including stud fees.

The Manager intends for Series Broodmare Band 26 to breed broodmares to Straight No Chaser and Seize the Grey. These transactions would benefit Series Margarita Friday 19, through its 25 percent retained interest in Straight No Chaser stud fee earnings, and Series Smart Shopping 21, through its 10 percent retained interest in Seize the Grey stud fee earnings. All such transactions will be conducted at arm’s length, and Series Broodmare Band 26 will pay each stallion’s current fair market value stud fee to the respective syndicate.

Certain Co-Owners May Benefit from Breeding Decisions Made by the Manager

Gainesway Thoroughbreds Ltd., an unaffiliated party and Co-Owner in certain Series of the Company, manages the stallion syndicate for Seize the Grey, formerly the Underlying Asset of Series Smart Shopping 21. The Manager may elect to breed broodmares owned by a Series that is co-owned by Gainesway Thoroughbreds Ltd. to Seize the Grey. All terms of any breeding agreement will be at fair market value.

In addition to its interest in Seize the Grey, Gainesway Thoroughbreds Ltd. also serves as a horse consignor and may be retained by the Manager to consign horses that are co-owned by a Series and a Co-Owner.

Due to its 10 percent retained interest in Seize the Grey, My Racehorse CA LLC Series Smart Shopping 21 controls eight nominations per year, which entitle the Series to eight free breedings to Seize the Grey annually for the first four years he stands at stud. My Racehorse CA LLC Series Smart Shopping 21 may elect to sell these nominations directly to an affiliated or non-affiliated party at fair market value.

Winstar Farm, LLC, an unaffiliated party and Co-Owner in certain Series of the Company, manages the stallion syndicate for Straight No Chaser, formerly the Underlying Asset of Series Margarita Friday 19. The Manager may elect to breed broodmares owned by a Series that is co-owned by Winstar Farm, LLC to Straight No Chaser. All terms of any breeding agreement will be at fair market value.

In addition to its interest in Straight No Chaser, Winstar Farm, LLC also serves as a horse consignor and may be retained by the Manager to consign horses that are co-owned by a Series and a Co-Owner.

Due to its 25 percent retained interest in Straight No Chaser, My Racehorse CA LLC Series Margarita Friday 19 controls twenty nominations per year, which entitle the Series to twenty free breedings to Straight No Chaser annually for the first four years he stands at stud. My Racehorse CA LLC Series Margarita Friday 19 may elect to sell these nominations directly to an affiliated or non-affiliated party at fair market value.

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Our Affiliates’ Interest in Other Entities

The officers and directors of Experiential Squared, Inc., which is the Manager and sole member of the Company are also officers and directors and/or key professionals of other MyRacehorse entities, including MRH CF, LLC (“MRH CF”) which commenced principal operations in 2023 and primarily operates a similar business in the racehorse industry using Regulation Crowdfunding and Edge Racing, LLC (“Edge Racing”) and related entities, which commenced principal operations in 2022 and primarily operates a similar business in the racehorse industry focused on accredited investors only using Regulation D 506(c) (the Company, MRH CF and Edge Racing are collectively referred to herein as the “MyRacehorse Entities”).

These persons have legal obligations with respect to the other MyRacehorse Entities that are similar to their obligations to the Company. As a result of their management of other MyRacehorse Entities their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among the Company, other MyRacehorse Entities and other business activities in which they are involved.

The management of other MyRacehorse Entities requires time and consideration from Experiential Squared, Inc., potentially resulting in an unequal division of resources between the Company and other MyRacehorse Entities. However, we believe that the Manager of the Company has sufficient professionals to fully discharge its responsibilities to the Company, other MyRacehorse Entities and each of their respective investors.

Use of Paid Influencers and Celebrity Endorsements

The Company may engage influencers, athletes, and celebrities to promote its Offerings and brand through paid marketing campaigns. These individuals may receive compensation in the form of cash, equity (including Series Interests), or other consideration in exchange for their participation in promotional activities, including social media endorsements, advertisements, or event appearances.

Historically, compensation provided to the Company’s paid spokespersons consisted solely of fixed cash payments, and neither the Company nor any Series issued securities to those spokespersons. In connection with the Company’s new proposed influencer marketing program, the Company anticipates entering into agreements pursuant to which certain spokespersons will receive fixed compensation consisting of cash and specified Series Interests offered pursuant to Regulation A or other relevant securities exemptions. The compensation under such agreements is established in advance and is not based on the number of Interests sold, the amount raised, investor conversions, or the success of any offering. The value of any Series Interests issued as compensation will be reflected in the aggregate offering price calculation under Securities Act Rule 251(a).

Each compensated spokesperson is required to enter into a written agreement that (i) specifies the amount, source, and type of compensation, (ii) requires prior approval of covered promotional content, (iii) mandates clear compensation disclosures in all covered communications and (iv) provides the Company with correction and takedown rights. The Company maintains individualized Rule 17(b) disclosure pages for each active compensated spokesperson, as well as a general Rule 17(b) Disclosure page at myracehorse.com/17b-sec-rule-updated-3-25-25 that identifies all current compensated spokespersons. These pages are updated as engagements begin and end. Where a spokesperson receives Series Interests in a particular Series as compensation, that compensation is disclosed in the applicable Series’ description in this Offering Circular.

Investors should not assume that any influencer or celebrity endorsement represents an independent review of the Offering, the Company, or the expected financial performance of a Series.

Relationship with 1/ST Racing & Technology and Potential Conflicts of Interest

1/ST Racing & Technology, a major operator of racetracks and wagering platforms, owns more than 10% of the Manager and holds a seat on the Manager’s board of directors. 1/ST Racing operates some of the largest racetracks in the United States, including Santa Anita Park and Gulfstream Park, and also owns advanced deposit wagering (ADW) platforms such as 1/ST Bet and Xpressbet.

While the Manager makes race placement decisions based on competitive factors, horse welfare, and financial considerations, the Company’s affiliation with 1/ST Racing may result in more horses being entered in races at tracks operated by 1/ST Racing. Additionally, in cases where race placement is a close decision between multiple tracks, the Manager may select a race at a 1/ST Racing-owned track due in part to the enhanced hospitality and ownership experiences provided to Members.

Despite this affiliation, the Company recognizes that there may be a heightened risk of conflicts of interest in transactions involving 1/ST Racing, particularly in balancing the interests of the Company and its Investors with the business relationships maintained by the Manager. The Manager and the Company, in determining whether to approve or authorize a particular transaction with 1/ST Racing, will consider whether the transaction is fair and reasonable to the Company and has terms and conditions no less favorable than those available from unaffiliated third parties.

The Manager retains full discretion in race placement decisions and will always disclose the intended circuit for each Series before an Offering is made available to Investors. However, Investors should be aware that the Company’s business relationships with 1/ST Racing may, at times, influence racing-related decisions.

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Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the Operating Agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arm’s-length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We Do Not Have a Conflicts of Interest Policy

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

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DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

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USE OF PROCEEDS – SERIES STORM RAVEN 24

We estimate that the gross proceeds of the Series Storm Raven 24 Offering will be $655,000.00 and assumes the full amount of the Series Storm Raven 24 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$262,500.00	40.08%
Brokerage Fee (2)	$6,550.00	1.00%
Management & Due Diligence Fee	$98,250.00	15.00%
Organizational and Experiential Fee	$81,875.00	12.50%
Operating Expense Reserve (3) (4)	$205,825.00	31.42%
Total Fees and Expenses	$392,500.00	59.92%
Total Proceeds	$655,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Storm Raven 24 will last through June 2028.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four (24) months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 100% interest in the Storm Raven 24 for a total cost of $250,000.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $12,500.00. Additionally, the Company also incurred an OID of $17,500.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Storm Raven 24 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Storm Raven 24 Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Storm Raven 24, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Storm Raven 24 includes reserves for Operating Expenses through June 2028. The Company anticipates that Storm Raven 24 will begin generating revenue or sales proceeds in or about November 2026, which should allow Series Storm Raven 24 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse(s) need more time than anticipated to generate sufficient revenues or sales proceeds as expected, Series Storm Raven 24 has reserves in place to cover such contingencies through June 2028.

Should Storm Raven 24 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each racehorse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES TAIL FEATHER 24

We estimate that the gross proceeds of the Series Tail Feather 24 Offering will be $430,500.00 and assumes the full amount of the Series Tail Feather 24 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$194,040.00	45.07%
Brokerage Fee (2)	$4,305.00	1.00%
Management & Due Diligence Fee	$64,575.00	15.00%
Organizational and Experiential Fee	$21,525.00	5.00%
Operating Expense Reserve (3) (4)	$146,055.00	33.93%
Total Fees and Expenses	$236,460.00	54.93%
Total Proceeds	$430,500.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Tail Feather 24 will last through June 2028.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four (24) months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 70% interest in the Tail Feather 24 for a total cost of $168,000.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $8,400.00 and a Use Tax of $17,640.00 (the “Asset Cost”). Additionally, the Company also incurred an OID of $11,760.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Tail Feather 24 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Tail Feather 24 Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Tail Feather 24, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Tail Feather 24 includes reserves for Operating Expenses through June 2028. The Company anticipates that Tail Feather 24 will begin generating revenue or sales proceeds in or about November 2026, which should allow Series Tail Feather 24 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse(s) need more time than anticipated to generate sufficient revenues or sales proceeds as expected, Series Tail Feather 24 has reserves in place to cover such contingencies through June 2028.

Should Tail Feather 24 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each racehorse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES BUSKINFOALIVIN 24

We estimate that the gross proceeds of the Series Buskinfoalivin 24 Offering will be $375,000.00 and assumes the full amount of the Series Buskinfoalivin 24 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$157,500.00	42.00%
Brokerage Fee (2)	$3,750.00	1.00%
Management & Due Diligence Fee	$56,250.00	15.00%
Organizational and Experiential Fee	$37,500.00	10.00%
Operating Expense Reserve (3) (4)	$120,000.00	32.00%
Total Fees and Expenses	$217,500.00	58.00%
Total Proceeds	$375,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Buskinfoalivin 24 will last through June 2028.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four (24) months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 100% interest in the Buskinfoalivin 24 for a total cost of $150,000.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $7,500.00. Additionally, the Company also incurred an OID of $10,500.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Buskinfoalivin 24 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Buskinfoalivin 24 Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Buskinfoalivin 24, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Buskinfoalivin 24 includes reserves for Operating Expenses through June 2028. The Company anticipates that Buskinfoalivin 24 will begin generating revenue or sales proceeds in or about November 2026, which should allow Series Buskinfoalivin 24 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse(s) need more time than anticipated to generate sufficient revenues or sales proceeds as expected, Series Buskinfoalivin 24 has reserves in place to cover such contingencies through June 2028.

Should Buskinfoalivin 24 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each racehorse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES ALI BLUE 24

We estimate that the gross proceeds of the Series Ali Blue 24 Offering will be $512,550.00 and assumes the full amount of the Series Ali Blue 24 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$227,587.50	44.40%
Brokerage Fee (2)	$5,125.50	1.00%
Management & Due Diligence Fee	$76,882.50	15.00%
Organizational and Experiential Fee	$64,068.75	12.50%
Operating Expense Reserve (3) (4)	$138,885.75	27.10%
Total Fees and Expenses	$284,962.50	55.60%
Total Proceeds	$512,550.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Ali Blue 24 will last through April 2028.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four (24) months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 51% interest in the Ali Blue 24 for a total cost of $216,750.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $10,837.50. Additionally, the Company also incurred an OID of $15,172.50 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Ali Blue 24 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Ali Blue 24 Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Ali Blue 24, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Ali Blue 24 includes reserves for Operating Expenses through April 2028. The Company anticipates that Ali Blue 24 will begin generating revenue or sales proceeds in or about September 2026, which should allow Series Ali Blue 24 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse(s) need more time than anticipated to generate sufficient revenues or sales proceeds as expected, Series Ali Blue 24 has reserves in place to cover such contingencies through April 2028.

Should Ali Blue 24 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each racehorse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES SING LADY SING 24

We estimate that the gross proceeds of the Series Sing Lady Sing 24 Offering will be $840,000.00 and assumes the full amount of the Series Sing Lady Sing 24 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$367,500.00	43.75%
Brokerage Fee (2)	$8,400.00	1.00%
Management & Due Diligence Fee	$126,000.00	15.00%
Organizational and Experiential Fee	$105,000.00	12.50%
Operating Expense Reserve (3) (4)	$233,100.00	27.75%
Total Fees and Expenses	$472,500.00	56.25%
Total Proceeds	$840,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Sing Lady Sing 24 will last through March 2028.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four (24) months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 100% interest in the Sing Lady Sing 24 for a total cost of $350,000.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $17,500.00. Additionally, the Company also incurred an OID of $24,500.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Sing Lady Sing 24 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Sing Lady Sing 24 Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Sing Lady Sing 24, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Sing Lady Sing 24 includes reserves for Operating Expenses through March 2028. The Company anticipates that Sing Lady Sing 24 will begin generating revenue or sales proceeds in or about September 2026, which should allow Series Sing Lady Sing 24 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse(s) need more time than anticipated to generate sufficient revenues or sales proceeds as expected, Series Sing Lady Sing 24 has reserves in place to cover such contingencies through March 2028.

Should Sing Lady Sing 24 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each racehorse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES MARSH HAWK 24

We estimate that the gross proceeds of the Series Marsh Hawk 24 Offering will be $637,500.00 and assumes the full amount of the Series Marsh Hawk 24 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$275,625.00	43.24%
Brokerage Fee (2)	$6,375.00	1.00%
Management & Due Diligence Fee	$95,625.00	15.00%
Organizational and Experiential Fee	$79,687.50	12.50%
Operating Expense Reserve (3) (4)	$180,187.50	28.26%
Total Fees and Expenses	$361,875.00	56.76%
Total Proceeds	$637,500.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Marsh Hawk 24 will last through December 2027.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four (24) months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 75% interest in the Marsh Hawk 24 for a total cost of $262,500.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $13,125.00. Additionally, the Company also incurred an OID of $15,750.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Marsh Hawk 24 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Marsh Hawk 24 Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Marsh Hawk 24, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Marsh Hawk 24 includes reserves for Operating Expenses through September 2027. The Company anticipates that Marsh Hawk 24 will begin generating revenue or sales proceeds in or about September 2026, which should allow Series Marsh Hawk 24 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse(s) need more time than anticipated to generate sufficient revenues or sales proceeds as expected, Series Marsh Hawk 24 has reserves in place to cover such contingencies through September 2027.

Should Marsh Hawk 24 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each racehorse and, as such, actual timelines are subject to change.

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DESCRIPTION OF SERIES STORM RAVEN 24

DESCRIPTION OF STORM RAVEN 24

Summary Overview

•	Storm Raven 24 is a Colt by Twirling Candy (Sire) and Storm Raven (Dam).
•	Storm Raven 24 was foaled on February 20, 2024.
•	Storm Raven 24 has a limited track record under which to assess its performance.
•	Current horse value set at $250,000.00, with the Company acquiring a 100% stake in Storm Raven 24 acquired via loan from the Manager.

Management Performance Bonus

For Storm Raven 24 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Storm Raven 24 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Storm Raven 24 the Manager shall receive 5% of the Final Sale Gross Proceeds if Storm Raven 24 has depreciated and 20% of the Final Sale Gross Proceeds if Storm Raven 24 has appreciated.

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TWIRLING CANDY
STORM RAVEN
CANDY RIDE
HOUSE OF DANZING
BODEMEISTER
CRYSTAL CURRENT

SEE FULL PEDIGREE HERE

DETAILS

WORKOUTS RESULTS

No data available

MEDIA

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DESCRIPTION OF SERIES TAIL FEATHER 24

DESCRIPTION OF TAIL FEATHER 24

Summary Overview

•	Tail Feather 24 is a Colt by Olympiad (Sire) and Tail Feather (Dam).
•	Tail Feather 24 was foaled on February 11, 2024.
•	Tail Feather 24 has a limited track record under which to assess its performance.
•	Current horse value set at $240,000.00, with the Company acquiring a 70% stake in Tail Feather 24 acquired via loan from the Manager.

Management Performance Bonus

For Tail Feather 24 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Tail Feather 24 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Tail Feather 24 the Manager shall receive 5% of the Final Sale Gross Proceeds if Tail Feather 24 has depreciated and 20% of the Final Sale Gross Proceeds if Tail Feather 24 has appreciated.

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DESCRIPTION OF SERIES BUSKINFOALIVIN 24

DESCRIPTION OF BUSKINFOALIVIN 24

Summary Overview

Summary Overview

•	Buskinfoalivin 24 is a Filly by Practical Joke (Sire) and Buskinfoalivin (Dam).
•	Buskinfoalivin 24 was foaled on April 1, 2024.
•	Buskinfoalivin 24 has a limited track record under which to assess its performance.
•	Current horse value set at $150,000.00, with the Company acquiring a 100% stake in Buskinfoalivin 24 acquired via loan from the Manager.

Management Performance Bonus

For Buskinfoalivin 24 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Buskinfoalivin 24 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Buskinfoalivin 24 the Manager shall receive 5% of the Final Sale Gross Proceeds if Buskinfoalivin 24 has depreciated and 20% of the Final Sale Gross Proceeds if Buskinfoalivin 24 has appreciated.

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DESCRIPTION OF SERIES ALI BLUE 24

DESCRIPTION OF ALI BLUE 24

Summary Overview

•	Ali Blue 24 is a Colt by McKinzie (Sire) and Ali Blue (Dam).
•	Ali Blue 24 was foaled on April 28, 2024.
•	Ali Blue 24 has a limited track record under which to assess its performance.
•	Current horse value set at $425,000.00, with the Company acquiring a 51% stake in Ali Blue 24 acquired via loan from the Manager.

Management Performance Bonus

For Ali Blue 24 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Ali Blue 24 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Ali Blue 24 the Manager shall receive 5% of the Final Sale Gross Proceeds if Ali Blue 24 has depreciated and 20% of the Final Sale Gross Proceeds if Ali Blue 24 has appreciated.

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MCKINZIE
- STREET SENSE
- RUNWAY MODEL

ALI BLUE
- BLUEGRASS CAT
- ALL ABOUT ALLISON

SEE FULL PEDIGREE HERE

DETAILS

WORKOUTS RESULTS

DATE	TIME	RANK	TR.	DIST.	SF.
2026-05-11	0:37.20	1/33	KEE	3F	Dirt
2026-05-04	0:38.00	8/13	KEE	3F	Dirt

MEDIA

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DESCRIPTION OF SERIES SING LADY SING 24

DESCRIPTION OF SING LADY SING 24

Summary Overview

•	Sing Lady Sing 24 is a Colt by Happy Saver (Sire) and Sing Lady Sing (Dam).
•	Sing Lady Sing 24 was foaled on May 20, 2024.
•	Sing Lady Sing 24 has a limited track record under which to assess its performance.
•	Current horse value set at $350,000.00, with the Company acquiring a 100% stake in Sing Lady Sing 24 acquired via loan from the Manager.

Management Performance Bonus

For Sing Lady Sing 24 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Sing Lady Sing 24 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Sing Lady Sing 24 the Manager shall receive 5% of the Final Sale Gross Proceeds if Sing Lady Sing 24 has depreciated and 20% of the Final Sale Gross Proceeds if Sing Lady Sing 24 has appreciated.

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DESCRIPTION OF SERIES MARSH HAWK 24

DESCRIPTION OF MARSH HAWK 24

Summary Overview

•	Marsh Hawk 24 is a Colt by No Nay Never (Sire) and Marsh Hawk (Dam).
•	Marsh Hawk 24 was foaled on April 22, 2024.
•	Marsh Hawk 24 has a limited track record under which to assess its performance.
•	Current horse value set at $350,000.00, with the Company acquiring a 75% stake in Marsh Hawk 24 acquired via loan from the Manager.

Management Performance Bonus

For Marsh Hawk 24 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Marsh Hawk 24 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Marsh Hawk 24 the Manager shall receive 5% of the Final Sale Gross Proceeds if Marsh Hawk 24 has depreciated and 20% of the Final Sale Gross Proceeds if Marsh Hawk 24 has appreciated.

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PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowdfunding investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of Interests, the “MyRacehorse™ Platform”), which is licensed to the Company via the Management Agreement, through which Investors may indirectly invest, through Series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the MyRacehorse™ Platform. We have engaged Dalmore, a member of FINRA/SIPC, as broker of record in connection with the offer and sale of the Interests. See “Broker” section below.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of

1.	The purchase price of the applicable Underlying Asset;
2.	The Management/Due Diligence Fee;
3.	The Organizational and Experiential Fee;
4.	The Bloodstock Fee, if applicable;
5.	The Operating Expenses; and
6.	An Operating Expense Reserve for Upkeep Fees, including training, boarding, veterinary care, and transportation.

Each Offering is being conducted on a best-efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by Investors will be available to the Company. Because the Offerings are being made on a best-efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised.

Each Offering shall be terminated on the earlier of:

1.	The date subscriptions for the Maximum Interests have been accepted;
2.	A date determined by the Manager in its sole discretion; or
3.	One year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies. See “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is filed hereto as Exhibit 4.1 and incorporated by reference herein.

Each Series of Interests will be issued in book-entry form without physical stock certificates. Vertalo, Inc. will serve as transfer agent to maintain stockholder information on a book-entry basis. See “Transfer Agent” below for more information.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, Management/Due Diligence Fee, Organizational and Experiential Fee or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

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Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited Investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.         an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.         earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity as broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

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Foreign Investor Compliance & Restrictions

The Company offers securities under U.S. law and makes no representation that this Offering complies with the securities laws of any jurisdiction outside the United States.

Foreign investors are responsible for ensuring their participation in this Offering complies with all applicable laws, regulations, and requirements in their country of residence. By subscribing, non-U.S. investors acknowledge that:

• They have independently determined that their participation is legal under the securities laws of their home country.

• The Company does not provide tax, legal, or regulatory advice for non-U.S. investors.

• The Company reserves the right to reject any foreign investment at its sole discretion if it determines that accepting such an investment could create additional regulatory obligations, tax complexities, or compliance risks.

• The Company will not accept investments from persons or entities located in jurisdictions subject to U.S. sanctions or other legal restrictions, including but not limited to any country identified by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) as a restricted or sanctioned jurisdiction.

The Company may, but is not required to, restrict investments from certain foreign jurisdictions where regulatory concerns exist.

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is one Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than one Interest in a Series.

The Manager reserves the right, in its sole discretion, to establish, modify, or waive maximum investment amounts for individual investors in this Offering at any time. Such limits, if applied, will be implemented on a uniform basis across investors and may be used to (i) ensure broad participation, (ii) manage the pacing of allocations throughout the offering period, or (iii) address other business or regulatory considerations.

The Manager may exercise this discretion without amending the price of the securities or other core terms of the Offering. Any changes to maximum investment amounts that materially impact investors will be disclosed in accordance with applicable securities regulations, and, where required, investors whose commitments are affected will receive notice and the opportunity to reconfirm their investment.

Transfer Agent

Vertalo, Inc., a Delaware corporation, will serve as the Company’s SEC-registered transfer agent to maintain stockholder information on a book-entry basis. On November 2, 2021, we entered into that certain Vertalo Subscription Agreement to govern the relationship between Vertalo and the Company which provides, among other things, for a one-year term with auto-renewal within 60 days of year two of the agreement. The Company will be charged $0.75 per investor per year (regardless of the number of investments a single investor makes) and no transfer fee with fees billed monthly in advance.

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Broker

Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”), will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement, dated May 15, 2025 (the “Broker-Dealer Agreement”), and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer (“KYC”) and Anti Money Laundering (“AML”) checks). Dalmore is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. Dalmore will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

The Company will indemnify Dalmore, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. Dalmore shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Broker-Dealer Agreement. The Broker-Dealer Agreement terminates 6 months after its effective date but will renew automatically for successive renewal terms of six (6) months each unless any party provides notice to the other party of non-renewal at least forty-five (45) days prior to the expiration of the current term.

If the Company defaults in performing its obligations under the Broker-Dealer Agreement, the Broker-Dealer Agreement may be terminated (i) upon forty-five (45) days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Broker-Dealer Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Dalmore or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Asset, including KYC, AML and other compliance background checks, Dalmore will receive a fee equal to 1.0% of the amount raised through this Offering (which, for clarification, excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) (the “Brokerage Fee”). Each Series will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Interests in such Series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds thereof. In addition, the Company has paid Dalmore a $5,000 one-time setup fee for out-of-pocket expenses and has also paid a separate, one-time $10,000 consulting fee.

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Management/Due Diligence Fee

The Manager charges a fixed Management/Due Diligence Fee which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes a Due Diligence Fee which is a fee paid to the Manager as compensation for due diligence services in evaluating, investigating and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a Series. This also includes the selection, management, authority and oversight of third-party contractors such as attorneys, accountants and bloodstock agents. In addition, ongoing work for management and execution of decisions as it relates to veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here.

Organizational and Experiential Fee

This fee covers several organizational and experiential aspects of the business. First, any Offering Expenses associated with an offering, including actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a Series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors and other third parties, as the case may be, will be covered. Second, fees paid to the Manager for the experiential activities associated with ownership of a racehorse in a Series, including marketing costs, event planning, content development and hosting on the MyRacehorse™ Platform, and Membership Experience Programs (as discussed further in the “Description of the Business”). This fee may be discounted for certain Series or such fees could be capped for Investors with multiple or sizable Series investments (which would have the result of a discounted effective Offering Price to such frequent or large-scale Investors).

Operating Expenses

Each Series of Interests will be responsible for any and all fees, costs, and expenses incurred in connection with the operation of the Underlying Asset. A significant portion of each Series’ expenses will be Upkeep Fees, which cover the ongoing costs required to maintain and train the horse, including boarding, veterinary care, transportation, and race entry fees. These expenses are essential to the operation of each Series and will be funded through Offering proceeds and revenues generated by the Underlying Asset.

Additionally, each Series is responsible for costs incurred in preparing any reports and accounts of the Series, including tax filings and any annual audit of the accounts of the Series (if applicable), or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission, including periodic reports on Forms 1-K, 1-SA, and 1-U.

Each Series is also responsible for any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability, and/or medical insurance to insure against the death, injury, or third-party liability of racehorse ownership (decided on a horse-by-horse basis).

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset (the “Operating Expense Reserve”). However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may:

1.       Advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”).

2.       Cause additional Interests to be issued in order to cover such additional amount.

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In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to initially deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations, or the Manager may pay such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

In addition, the Manager retains discretion to:

1.       Loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code).

2.       Cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed-upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Management of Operating Expenses

The Manager may provide monthly accounting, administrative and legal services to the Series to meet the Series’ responsibilities for paying and auditing the Series bills, financial reporting to Series members, handling accounts payables for the Series and distributing payouts and tax forms.

Allocation of Expenses

Certain expenses, including Offering Expenses, Operating Expenses, and indemnification payments made by the Company, will be allocated among the various Series in accordance with the Manager’s sole discretion. The Manager intends to allocate expenses that are clearly tied to a specific Series directly to that Series.

For expenses that are not attributable to a single Series but instead apply to the Company as a whole—such as regulatory compliance costs, company-wide audits, and administrative expenses—the Manager will allocate costs on a pro rata basis. These costs may be distributed based on the value of interests in Underlying Assets (such as asset-level insurance) or the number of Interests outstanding, as reasonably determined by the Manager.

This allocation method ensures that general Company expenses are fairly distributed among the Series without placing the burden solely on one individual Series.

Additional Information Regarding This Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

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The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the MyRacehorse™ Platform. The contents of the MyRacehorse™ Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the MyRacehorse™ Platform application and click “Buy” to consent to the completed Subscription Agreement using an electronic signature to invest in and obtain ownership in a particular Series as an Investor. Except as otherwise required by law, subscriptions may not be withdrawn or canceled by subscribers.

3.       Once the completed Subscription Agreement is electronically signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for as an Investor (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and, if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you in book-entry electronic form upon the Closing. Vertalo, Inc. serves as transfer agent and registrar and will maintain Interest holder records.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Second Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager, and Dalmore will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF THE BUSINESS

Overview

MyRacehorse democratizes the ownership of racehorses and allows fans to experience the thrill, perks, and benefits of ownership at a fraction of the historical cost. This includes everything from behind-the-scenes engagements with the horse, jockey, and trainers to exclusive on-track experiences and a pro-rata share of any financial gains that the ownership may create.

The Company, in collaboration with the Manager, Experiential, has quickly emerged as what management believes to be one of the most successful stables in horse racing over the past several years. The Company has recorded 181 wins out of 1,061 races run since operations began in 2016 and has won four of the most prestigious races in the sport: the Kentucky Derby (2020 – Authentic), The Preakness Stakes (2024 – Seize the Grey), the Breeders’ Cup Classic (2020 – Authentic), and the Breeders’ Cup Sprint (2024 – Straight No Chaser).

MyRacehorse was named the 2020 “New Owner of the Year” by OwnerView in a joint effort between industry leaders The Jockey Club and the Thoroughbred Owners and Breeders’ Association. The award recognizes a new Thoroughbred owner who has been successful in the sport and has had a positive impact on the industry.

This success is largely due to the depth and breadth of the racing and bloodstock team employed by the Manager. The team has over 100 years of combined experience buying, selling, and managing thoroughbred racehorses. Team members work closely with all stakeholders who influence the outcomes of racehorses, including trainers, jockeys, racing secretaries, and veterinarians. The Manager has also built out a robust team of content developers that keep Investors informed of critical aspects of their racehorse ownership. These updates are delivered in the form of video, text, live streams, and photos through the MyRacehorse™ Platform.

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. While MyRacehorse has operated for several years and has demonstrated success on the racetrack, its financial history is still developing. Long-term profitability and financial trends are still evolving, and the Company cannot guarantee that it will be successful in its business operations. Its business is subject to risks inherent in operating and scaling a business enterprise, including managing capital resources, potential cost overruns, and fluctuations in expenses such as marketing, administrative costs, accounting and audit fees, and legal fees related to filings and regulatory compliance.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. In all Series, the Company and its Manager will maintain sufficient management, authority, control, and input into the initial due diligence and subsequent day-to-day operating decisions (which may be delegated to certain trainers, stable hands, veterinarians, etc., subject to the authority of the Manager), including training, maintenance, and upkeep of an Underlying Asset in order to add value to the Series.

In all Series, the Manager has authority, control, and access to the key stakeholders in the day-to-day training of the racehorse, allowing the Manager to make key decisions that include, but are not limited to, keeping a horse intact versus gelding, running in claiming or restricted races, changing a trainer, changing a racing circuit, increasing, decreasing, or maintaining the insurance policy coverage (if any), and selling or increasing ownership interests through either a partner buyout or exercising a right of first refusal.

As an owner of a racehorse, an individual Series may generate income from several sources. A Series will receive its proportionate share of purse winnings, as well as income from marketing or sponsorship activities and, where applicable, breeding or stud service fees (collectively, "Revenues").

A Series may also realize gains or losses from the sale or other disposition of the racehorse, including through a private sale, auction, or claiming race, or from the sale or assignment of future breeding rights. Because these transactions represent dispositions of long-lived assets rather than revenue from contracts with customers, they are accounted for separately from Revenues and are presented as gains or losses within other income/(expense) in the Company's financial statements.

See Note 2 to the financial statements for additional information regarding the Company's revenue recognition policies and accounting for dispositions of horses and breeding rights.

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Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate, or operating agreement (“Co-Ownership Agreements”) with other co-owners of an Underlying Asset. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto, and descriptions of such terms are included with each Series’ respective description herein.

The Co-Ownership Agreements clearly delineate the decision-making and dispute resolution processes regarding the management of the horse and delegate those key authorities to the Manager. The management of the horse includes but is not limited to decisions made and executed by the Manager on the boarding, training, racing schedule, veterinary care, and insurance on a horse. The Company, through the individual Series, only enters into Co-Ownership Agreements that empower the Manager to have major decision rights, authority, control, and access to all key stakeholders and key information regarding the horse. The access to information and stakeholders is required to make optimal decisions surrounding the Underlying Asset in the Series.

The Manager and its personnel will maintain control over key operating decisions of the Underlying Asset of such Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by:

1.	Majority (50%+) ownership (which includes the ability to remove the administrator).
2.	Heavy negotiation of the Underlying Asset’s Co-Ownership Agreement to include authority, control, and input on key operating decisions, discretion in payment of certain expenses, and voting rights over important decisions regarding the management of the Underlying Asset.
3.	A combination of these controls.

When a Series becomes an owner of the horse, the Series’ Members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have their photo taken in the winner’s circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company.

Since the Member is not a direct owner but an indirect owner of the horse, they must be accompanied by someone that is licensed by the state’s racing authority. There is no guarantee that a licensed person will be available to accompany a Member upon request. The benefits and privileges associated with a Member Interest are conditional upon compliance with the Manager’s and the Series’ Code of Conduct as outlined in the Terms of Service on the MyRacehorse™ Platform.

Racing Leases

As an alternative to the Co-Ownership structures discussed above, which include the purchase, sale, and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases,” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse,” including the operation of such horse during a set racing term (typically one year) in exchange for an upfront lease fee.

The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”), which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”).

As with Co-Ownership structures, the Company, directly or indirectly, is engaged daily on key operating decisions and has approval rights over a broad range of day-to-day operational matters that directly impact the value of the Lease Agreements for such Underlying Asset of a Series.

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As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events and marketing and advertising-related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series.

At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse. In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding, or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be repaid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time, and expense associated with the purchase, sale, or breeding of a horse outside of its useful racing life.

Breeding Interests

Stud Process

The most successful male racehorses, can be candidates for acquisition by a stallion farm to breed the horse, and therefore pass on his pedigree to future progeny. Based on both the horse’s pedigree, and his on-track success, the stallion farm will make an offer to acquire a portion or the entirety of the horse to stand at stud. Stallion Deals are negotiated by the Manager and the Manager will look to maximize the potential return on the sale or partial sale. Upon retirement from racing, the horse will become a Stallion, and be paid for each breeding services. It is customary in the industry that a Stud Fee is established at the beginning of the breeding season (February- June), and that the Breeder will pay an amount equal to the Stud Fee upon successful foaling. Generally this is referred to as “stand and nurse”, meaning that the resulting foal will be able to stand and nurse on its own, thus finalizing the contract for the payment of the Stud Fee. The most desirable Stallions, can breed upwards of 200 Mares in a given breeding season.

Female racehorses, can be candidates to become a Broodmare based on either their pedigree, their on-track success or both. Broodmare prospects can be are acquired by a traditional breeding operation, or an individual or entity, which will decide on the Stallion they would like to breed the Broodmare to, in an effort to pass on the pedigree to future progeny and develop a valuable foal in the process. The horse’s pedigree and the on-track success will dictate the value of the horse if offered for sale. Generally, these horses are sold at public auction, but they can be sold via a private sale which would be negotiated by the Manager, and the Manager will look to maximize the potential return on the sale or partial sale. Upon retirement from racing, the owner of the Broodmare, is responsible for paying each breeding service (Stud Fee). It is customary in the industry that a Stud Fee is established at the beginning of the breeding season (February- June), and that the Breeder will pay an amount equal to the Stud Fee upon successful foaling. Generally, this is referred to as “stand and nurse”, meaning that the resulting foal will be able to stand and nurse on its own, thus finalizing the contract for the payment of the Stud Fee. The owner of the Broodmare is the owner of the resulting Foal.

Upon birth, the Stallion becomes the male parent of the Foal (a “Sire”) and the Mare becomes the female parent of the Foal (a “Dam”).

The price paid by the owner of a Mare to the owner of a Stallion (a “Stud Fee”).

A successful Stallion that is sold at the end of a Series life stands “at Stud” following the ending of its racing life.

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Broodmare Interests

Alternatively, the Company may acquire an interest in an Underlying Asset which is a Broodmare. These Broodmare interests present a unique look at the strategic aspect of thoroughbred racing, breeding and related activities through the lifecycle in a much earlier stage than typical racehorse auctions. As an owner of the Broodmare, the Series will rely on the Manager to work and use its expertise to determine what Stallion presents the best opportunity for a successful breeding. As the owner of the Broodmare the Series will have the responsibility to pay the posted Stud Fee for the Stallion services, and the resulting Foal will be owned by the Series. The Series may decide at that time to sell the foal prior to a racing career or retain the Foal until it is old enough to commence a racing career. The Series will also have the ability to retain or sell the Broodmare. Each year the Manager will select a Stallion (could be same or different than prior years) and breed the horse which may result in a subsequent foal. The value of the Broodmare is highly dependent on the success of their progeny once they have had their progeny make the races.

Size of the Thoroughbred Business

The Thoroughbred racing and breeding industry plays a significant role in the U.S. economy. According to the American Horse Council’s 2023 National Economic Impact Study, the horse racing industry contributes approximately $79 billion annually to the U.S. economy and supports 1.7 million jobs across breeding, training, wagering, and racetrack operations. The direct impact from Thoroughbred racing, breeding, and related activities is estimated at $15.6 billion annually (Source: American Horse Council, 2023).

Betting and Wagering

Horse racing generates substantial revenue through pari-mutuel wagering. In 2023, total wagering handle on U.S. horse races was $11.8 billion, a slight decrease from $12.2 billion in 2022, due to racetrack closures and a reduction in the number of race days (Source: Equibase, 2024).

Major racing events continue to attract significant betting activity and attendance. The 2023 Kentucky Derby saw a record handle of $188.7 million, with 150,335 attendees at Churchill Downs (Source: Churchill Downs, 2024). The 2023 Breeders’ Cup at Santa Anita Park reported $189.1 million in total handle and 118,043 total attendees over the two-day event (Source: Breeders’ Cup Ltd., 2024).

Thoroughbred Sales & Breeding

The Thoroughbred bloodstock market remains strong, with competitive sales figures at public auctions.

•	Average yearling sale price (2023): $95,200
•	Median yearling sale price (2023): $45,000
•	Total North American foal crop (2023 estimate): 18,000 (down from 18,900 in 2022) (Source: The Jockey Club Fact Book, 2024)

High-performing stallions continue to be in demand, with top sires commanding six-figure stud fees. Some of the most commercially successful stallions breed over 200 mares per season, further fueling the Thoroughbred market.

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Market Trends & Future Outlook

While racing remains a major economic driver, challenges such as track closures and regulatory changes impact the industry. The sport continues to adapt to shifting gambling trends, with the rise of online wagering platforms and sports betting integration influencing future growth. Despite these challenges, the demand for elite racing prospects and breeding stock remains strong, particularly at premier auctions and racing events (Sources: The Jockey Club, IFHA Annual Report, 2024).

Plan of Operations

Each Series acquires a racehorse through public auction or private sale using funds from the Offering. The horse is then added to the MyRacehorse™ Platform, where accredited and non-accredited investors have the opportunity to purchase fractional interests in the Series.

Once an Investor subscribes to a Series and is accepted, they gain access to certain investment rights and membership benefits, including:

•	A pro-rata share of profits from race winnings, potential asset sales, and breeding revenue (if applicable).
•	Regular updates on the horse’s condition and performance from trainers, jockeys, and stable staff.
•	Participation in lotteries for exclusive owner perks, such as paddock access and winner’s circle celebrations (availability is not guaranteed and varies by Series).
•	Opportunities to purchase premium experiential events that provide additional access to horses, trainers, and behind-the-scenes experiences.

Each Series will remain open for as long as the Underlying Asset is actively owned, typically between two to six years, depending on the horse’s racing career. Once a horse reaches the end of its racing career, it will either be sold or retired, at which point the Series will be closed.

Upon dissolution of the Series, any remaining cash in the Series will be distributed to Investors based on the Company’s distribution plan.

An investment in a Series does not constitute direct ownership of a racehorse and does not necessarily make a Series member eligible for a state-based horse racing owner license. While MyRacehorse may refer to its Investors as “owners” or “partners” in marketing and customer communications, this terminology reflects their status as members of a Series that owns the horse and does not imply direct individual ownership of the Underlying Asset.

Memorabilia and Intellectual Property Rights

All memorabilia associated with a horse’s racing career, including but not limited to trophies, saddle towels, halters, and race-won awards, shall remain the property of the Manager. The Manager will make best efforts to bring major trophies and memorabilia to race days or special events to allow Investors to view or take pictures, but this is not guaranteed.

The Manager reserves the right to allocate memorabilia through Owner lotteries, sell memorabilia through the MyRacehorse™ Platform, or donate it for charitable purposes. Memorabilia may also be used in the Retail for a Purpose program, where 100% of proceeds support equine aftercare initiatives.

Additionally, all intellectual property rights related to the horse, including its name and likeness, shall be retained exclusively by the Manager. The Manager may use the horse’s name, image, and branding for merchandise, including apparel, photography, and collectibles, which may be sold through the MyRacehorse™ shop or other platforms. No royalties or financial consideration will be due to the Series from such sales.

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Deciding on a Horse

When selecting horses for acquisition, the Manager evaluates a variety of factors to maximize the potential success of each Series. The Manager employs experienced bloodstock professionals and racing experts and also contracts with independent consultants to ensure informed decision-making.

MyRacehorse acquires horses through multiple channels, including:

•	Public Auctions – The Company actively participates in leading Thoroughbred sales, including major yearling and two-year-old auctions in the U.S. (Keeneland, Fasig-Tipton, Ocala Breeders’ Sales Company), as well as international auctions such as Arqana (France), Tattersalls (UK/Ireland), and Goffs (Ireland).
•	Claiming Races – The Company may acquire racehorses via the claiming system, where horses are purchased out of races for a predetermined price.
•	Private Purchases – The Company negotiates private transactions directly with owners, breeders, trainers, or bloodstock agents when opportunities arise.

Before any purchase, each potential acquisition undergoes a rigorous evaluation process, considering the following factors:

•	Pedigree – The horse’s recorded ancestry and bloodlines, with a focus on general quality as well as expected surface and distance preferences.
•	Pedigree Statistics – Win and stakes percentages, genetic “nicking” statistics, and historical trends.
•	Race History (if applicable) – Past performance in races, if the horse has competed, including speed figures.
•	Race Replays (if applicable) – Video analysis of previous races to assess ability and running style.
•	Breeze Analysis – Most commonly used for two-year-old in training sales, analyzing a horse’s way of moving and speed during under-tack previews.
•	Conformation & Physical Attributes – Athletic ability based on biomechanics and physique.
•	Potential Trainer – Statistics, trends, and suitability of the potential trainer.
•	Valuation – Price analysis based on market conditions, comparable sales, and ownership structure.
•	Horse Owner/Breeder/Consignor Reputation – Historical statistics and credibility of the seller.
•	Past Purchase History – Publicly recorded title transfers of the horse.

Race Selection and Management

Race selection is a critical factor in managing a racehorse’s career. The Manager, in collaboration with trainers and other experts, carefully evaluates each horse’s condition, racing circuit, and competition level to optimize performance and earning potential.

Factors considered when selecting races include:

•	Circuit & Track Selection – Identifying which racing jurisdiction (e.g., New York, Kentucky, California, Florida, etc.) provides the best opportunities for a given horse’s talent level and racing profile.
•	Class & Conditions – Evaluating a horse’s eligibility for maiden, allowance, stakes, or claiming races based on past performance and competition level.
•	Purse Structures – Maximizing earnings by targeting races with competitive purses that align with the horse’s ability. Cost of upkeep is also considered relative to expected earnings.
•	Trainer Input – Working closely with each horse’s trainer to determine race timing, conditioning, and overall campaign strategy.
•	Horse Health & Readiness – Ensuring a horse is fit and prepared for peak performance before entering a race.

The Manager takes a strategic and individualized approach to race placement, balancing competition level, purse earnings, and long-term horse development. While race selection is made with an emphasis on maximizing potential returns, horse welfare always comes first.

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Competition

The Company, under the advisement and stewardship of its Manager, believes it is becoming one of the more prominent and successful racing stables in the United States. Competing at the highest levels of Thoroughbred racing requires a balanced approach that combines expert bloodstock selection, strategic race management, well-planned exit strategies, and strong partnerships with top trainers.

MyRacehorse competes successfully by leveraging:

•	Elite Bloodstock Selection – Access to premier auctions and private sales, utilizing experienced bloodstock agents and cutting-edge analytics to identify high-potential racehorses.
•	Thoughtful Race Management – Placing horses in races that optimize earnings potential while balancing competition level, conditioning, ownership experience, and long-term horse development. The Manager considers not only the best racing opportunities for each horse but also the investor experience, ensuring that race selection enhances engagement, access, and the excitement of ownership.
•	Strategic Exit Plans – Maximizing returns through well-timed asset sales, breeding opportunities, and partnerships with leading breeding operations.
•	Top Trainer Partnerships – Collaborating with some of the most successful trainers in the industry to ensure horses are conditioned and placed in the best possible racing opportunities.

Competition in the horse racing business is strong and requires continuous adaptation to market conditions, breeding trends, and racing regulations. The Company’s ability to navigate this environment is a direct reflection of the expertise and decision-making of the Manager.

Government Regulation

State-by-State Regulation

Horse racing in the United States is regulated at the state level, resulting in a fragmented system with varying rules, licensing requirements, and enforcement mechanisms across different jurisdictions. Each state has its own racing commission or board that oversees racing operations, wagering, licensing, and horse welfare. These commissions have broad authority, including:

•	Regulating racetrack operations, including scheduling, track safety, and purse structures.
•	Overseeing pari-mutuel wagering and determining takeout rates.
•	Issuing licenses for owners, trainers, jockeys, and other racing participants.
•	Setting and enforcing medication and anti-doping policies for racehorses.
•	Conducting drug testing and imposing penalties for rule violations.
•	Enforcing safety and welfare standards for both horses and jockeys.

Because regulations vary by state, horse owners and trainers must navigate different rules, medication thresholds, and licensing procedures depending on where a horse races.

Horseracing Integrity and Safety Act (HISA)

The Horseracing Integrity and Safety Act (HISA) was enacted in 2020 to introduce national uniformity in key areas of Thoroughbred racing, particularly medication control and racetrack safety (Source: HISA, 2024). HISA created the Horseracing Integrity and Safety Authority (the “Authority”), a private, independent entity overseen by the Federal Trade Commission (FTC).

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HISA has two primary regulatory components:

•	The Racetrack Safety Program – Establishes national standards for track maintenance, veterinary oversight, riding crop rules, and equine safety measures.
•	The Anti-Doping and Medication Control Program – Implements uniform medication and drug-testing rules, replacing the previous state-by-state system of medication oversight.

Challenges and Opposition to HISA

HISA has faced significant legal challenges and resistance from some racing jurisdictions. Notably:

•	Texas Racing Commission has refused to allow HISA oversight, citing conflicts with state law. As a result, Texas races are not recognized under HISA, and wagering on Texas races has been restricted in other states (Source: BloodHorse, 2024).
•	Several lawsuits have challenged HISA’s constitutionality, arguing that it improperly delegates federal authority to a private entity. While initial challenges were dismissed, ongoing litigation could affect future implementation (Source: American Farriers Journal, 2024).
•	Delays in enforcement – The full rollout of HISA’s Anti-Doping and Medication Program was delayed multiple times, with its final implementation occurring in May 2023 after multiple amendments (Source: Equine Welfare Alliance, 2023).

Despite opposition, HISA continues to expand its regulatory reach, with additional rules on racehorse welfare, veterinary transparency, and equine retirement programs under development.

Regulatory Uncertainty and Impact on MyRacehorse

Because horse racing remains primarily state-regulated, and HISA is still evolving, racing regulations may continue to change over time. The Company, in coordination with its trainers and legal advisors, actively monitors regulatory developments to ensure compliance across different racing jurisdictions. However, Investors should be aware that:

•	Changes in medication rules, safety protocols, or wagering laws may impact race eligibility, entry fees, or purse structures.
•	States that do not comply with HISA may have different racing conditions, requiring additional oversight from the Manager.
•	Future litigation or amendments to HISA could alter regulatory requirements at the federal or state level.

The Company will continue to adjust its racing operations and compliance strategies as necessary to navigate the evolving regulatory environment.

Operating Expenses

To enable a no required out-of-pocket additional cash model—allowing Investors to make a one-time payment for racehorse ownership—the Company maintains an Operating Expense Reserve to cover future Operating Expenses. The Operating Expense Reserve ensures that each Series has the funds necessary to cover ongoing costs related to the horse’s care, racing, and administrative requirements without requiring additional capital contributions from Investors.

How It Works:

• Each Offering allocates a portion of proceeds to the Operating Expense Reserve to cover anticipated Upkeep Fees and other Operating Expenses.

• Funds are used to pay for horse care, training, insurance, and regulatory costs incurred over the life of the Series.

• If expenses exceed available funds, the Manager may advance funds or issue additional Interests to cover the shortfall.

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Breakdown of Operating Expenses:

Operating Expenses are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

• Upkeep Fees: Costs incurred in managing the Underlying Asset related to a Series, including but not limited to boarding, maintenance, training, and transportation costs.

• Prepaid Expenses: Costs incurred prior to the offering of the Underlying Asset, including but not limited to initial acquisition costs, vet checks, and Bloodstock Fees. If Prepaid Expenses are lower than anticipated, any excess funds will be maintained in the operating account for future Operating Expenses and/or Distributable Cash.

• Regulatory & Compliance Costs: Costs incurred in preparing any reports and accounts of the Series, including tax filings, annual audits (if applicable), transfer agent fees, or periodic reports required by the Commission (e.g., Forms 1-K, 1-SA, and 1-U).

• Indemnification Payments: Any costs incurred due to legal obligations or settlements.

• Insurance Premiums & Expenses: Costs associated with mortality, liability, loss of use, and/or medical insurance for the Underlying Asset. Insurance is purchased on a horse-by-horse basis, and there is no guarantee that a horse will be insured.

Managing Operating Expense Shortfalls

For most Offerings, a significant portion of proceeds is allocated to an Operating Expense Reserve to cover Upkeep Fees and other Operating Expenses. However, if expenses exceed available funds, the Manager may:

1.       Loan funds to the Series, with the right to be reimbursed from future revenues, at an interest rate not lower than the Applicable Federal Rate (as defined in the Internal Revenue Code).

2.       Issue additional Interests to raise capital and cover shortfalls.

Until a Series generates revenue from racing or asset sales, Upkeep Fees will be the primary source of expense coverage. If the Manager incurs Operating Expenses on behalf of a Series, it may choose not to seek reimbursement if expenses exceed revenues and reserves.

Investor Liability

Regardless of the type of Offering, an Interest Holder is only liable for their agreed-upon capital contributions. If no such capital remains at dissolution, an Interest Holder will not be responsible for any unpaid debts or liabilities of the Series, including Operating Expenses Reimbursement Obligations.

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Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series appoints the Manager, Experiential Squared, Inc., to oversee all aspects of the Series’ ownership and management of the Underlying Asset pursuant to that certain management services agreement, dated September 7, 2018, as amended by the first amendment to management services agreement dated February 22, 2022 (together, the “Management Agreement”). The Manager provides day-to-day oversight of racehorse operations, financial management, and investor engagement through the MyRacehorse™ Platform.

Services Provided by the Manager

Under the Management Agreement, the Manager is responsible for:

• Racehorse operations and management, including training oversight, veterinary care, and racing strategy in collaboration with trainers and stable personnel.

• Investment and asset management, including evaluating and acquiring Underlying Assets, structuring sales and exit strategies, and making key operational decisions regarding a horse’s career.

• Regulatory and compliance oversight, ensuring adherence to racing regulations, owner licensing requirements, and financial reporting obligations.

• MyRacehorse™ Platform access, providing Investors with real-time updates, financial reporting, and engagement opportunities.

The Management Agreement has a term of one year, with automatic one-year renewal periods unless the Company provides written notice of termination at least sixty days prior to the expiration of the current term.

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Fee Structure

As part of the Management Agreement, the Manager is compensated for its services through a structured fee system, which consists of:

• A Management/Due Diligence Fee, which is a fixed fee covering the Manager’s due diligence, selection of the Underlying Asset, Series establishment, and ongoing asset management. This fee includes oversight of veterinarians, co-owners, trainers, boarding facilities, and financial review of expenses. The fee is determined on a Series-by-Series basis and is detailed in the Use of Proceeds section for each Offering.

• An Organizational and Experiential Fee, which is a fixed fee covering Offering Expenses, legal and compliance costs, marketing, event planning, and platform hosting.

• A Management Performance Bonus, where the Manager is entitled to 10% of all gross proceeds from stakes races only.

• A Final Gross Proceeds Fee, where upon the sale of an Underlying Asset, the Manager receives:

o       5% of the Final Sale Gross Proceeds up to the purchase price of the Underlying Asset.

o       20% of the amount exceeding the original purchase price (i.e., the appreciation).

For example, if a Series acquires a horse for $100,000 and later sells it for $150,000, the Manager’s final gross proceeds fee would be:

• $100,000 at 5% = $5,000

• $50,000 at 20% = $10,000

• Total fee = $15,000

“Final Sale Gross Proceeds” are defined as the sum of all money generated by the sale of a horse owned by a Series, prior to any deductions for expenses. Underlying Asset appreciation is calculated as the gross sale price minus the gross purchase price.

A copy of the Management Agreement is filed as Exhibit 6.1 hereto and incorporated by reference herein, as amended by the First Amendment to Management Services Agreement filed as Exhibit 6.2 hereto and incorporated by reference herein.

Facilities

The Manager is located at 2456 Fortune Dr., Suite 110, Lexington, Kentucky 40509, and has a three-year lease on the facility. The Manager presently has approximately 17 employees, 5 independent contractors, and 1 advisor. The Company does not have any employees.

Legal Proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

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MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016 (also referred to as “Experiential” or as “Manager.”)

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, managing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, deciding how to monetize a Series and other underlying assets at Membership Experience Programs to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company’s business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See “Potential Conflicts of Interest”) In addition, the Manager may, if desired, submit any contract or act for approval or ratification by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the establishment of the Company, its operations, and the Operating Agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms’ length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

The Manager must, on demand, give to any Member or their legal representative true and complete information concerning all Company affairs as required by law. Each Member or their legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

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The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys’ fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action than they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager’s indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager’s duty has occurred should consult with their own counsel.

Executive Officers, Directors and Significant Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)	Hours Per Week
Executive Officers and Directors

Michael Behrens	49	Chief Executive Officer, Secretary, and Director	Inception	Full-Time

Chris Ransom	47	Head of Corporate Strategy, Director	September 2020	Full-Time

R. Matthew Hendricks	64	Chief Financial Officer, Director	July 2025	Full-Time

Significant Employees

Joe Moran	31	Head of Racing & Bloodstock	July 2018	Full-Time
Brian DiDonato	38	Edge Operations Manager	February 2023	Part-Time/ 30 hrs week
Matthew O’Connor	27	Racing Manager	October 2024	Full-Time

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer, Secretary and Director

Mr. Behrens has served as the CEO of Experiential Squared, the Manager of the Company, since its founding in 2016. Under his leadership, Experiential has managed well over 150 racehorses across the United States, recording over 181 wins, including victories in some of the most prestigious races in the sport. MyRacehorse campaigned Authentic, the 2020 Kentucky Derby and Breeders’ Cup Classic winner, as well as Seize the Grey, winner of the 2024 Preakness Stakes, and Straight No Chaser, winner of the 2024 Breeders’ Cup Sprint.

Beyond racing success, Mr. Behrens has led MyRacehorse in securing key industry partnerships, including a stallion deal with Gainesway Thoroughbreds for Seize the Grey, expanding the company’s reach into breeding. Under his leadership, MyRacehorse has also expanded internationally, managing stables in Ireland, the United Kingdom, and Australia.

From 2007 to 2020, Mr. Behrens founded MSB Digital, a performance marketing company. From 2016 to 2017, he served as the Chief Marketing Officer of Casper. Mr. Behrens attended California State Polytechnic University-Pomona and San Diego State University.

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Chris Ransom, Head of Corporate Strategy, Director

As Head of Corporate Strategy, Mr. Ransom is responsible for overseeing compliance, business development, and capital allocation across MyRacehorse’s operations. Since our launch, he has been one of our top strategic advisors and joined the team in 2020. A graduate of Boston University (Bachelor of Science in Business Administration with a concentration in Finance and Accounting), Mr. Ransom has over 20 years of experience as a financial executive in the construction, real estate, and thoroughbred industry.

Before joining MyRacehorse, Mr. Ransom operated his own consultancy group from 2016 to 2020, where he provided financial management services to one of the largest owner-operators of industrial real estate in New Jersey. In addition to his work in the real estate sector, Mr. Ransom also managed the equine portfolio for a New York City-based sports agency.

R. Matthew Hendricks, Chief Financial Officer, Director

As CFO of Experiential Squared, Mr. Hendricks is responsible for streamlining accounting processes, building scalable financial systems, and positioning the company for its next stage of growth. Mr. Hendricks’ career is defined by driving profitability, strengthening financial infrastructure, and leading organizations through transformation and growth.

Mr. Hendricks brings more than 25 years of finance leadership across Fortune 100, private equity, and high-growth companies, including CFO of Kellogg Canada and senior roles at Congo Brands, Performance Health, Campbell Soup, and Procter & Gamble. He earned an MBA from Cornell University with a concentration in Finance.

Background of Significant Employees

The following is a brief summary of the background of some of our significant employees that build, manage and optimize the horses and our Investor experiences:

Joe Moran, Head of Racing & Bloodstock

As Head of Racing, Mr. Moran’s responsibilities include acquiring and managing MyRacehorse’s stable of runners throughout the United States. He routinely is on-site (mornings and afternoons) to watch the runners train and race, coordinate with trainers regarding training schedules and race results, and develop and maintain key relationships with racing partners and track officials across all geographic regions. He also spends significant time at private auctions seeking new prospects to add to the MyRacehorse stable.

Mr. Moran, a graduate of Oklahoma Baptist University (Bachelor of Arts in Sports and Recreation Management), has been around the racing industry his entire life. Before joining MyRacehorse in July 2019, he worked in the Andy Mathis barn as a hot walker and groom.

Brian DiDonato, Operations Manager

As Operations Manager, Mr. DiDonato plays a key role in stable management, investor updates, and critical operational processes for MyRacehorse. He works closely with the racing and bloodstock teams to ensure smooth coordination between horse acquisitions, race management, and investor communications.

A native of Wethersfield, CT, Mr. DiDonato attended Connecticut College, where he majored in Philosophy and minored in English with an eye toward going to law school—until his passion for horse racing led him in a different direction.

Mr. DiDonato got his first experience working in racing through a summer press box internship at Saratoga. He graduated in 2009 and subsequently joined the editorial staff of the Thoroughbred Daily News, gaining exposure to all facets of the sport. He later started his own bloodstock advisory and syndication business in 2017 before joining MyRacehorse in early 2022.

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Matthew O’Connor, Racing Manager

Mr. O’Connor serves as Racing Manager, where he plays a key role in bloodstock acquisitions, race management, and campaign strategy for MyRacehorse’s stable. His responsibilities include evaluating potential acquisitions at public auctions and private sales, working with trainers to identify optimal race placements, and overseeing the ongoing racing careers of MyRacehorse’s horses.

Mr. O’Connor has extensive experience in bloodstock analysis and stable management, working closely with leading trainers, breeders, and racing professionals to ensure MyRacehorse’s horses are placed in the best possible racing opportunities.

Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Advances from Manager” section above for more information.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Related Party Transactions” section above for more information.

Potential Conflicts of Interest

See “Potential Conflicts of Interest” section above for more information.

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COMPENSATION

Compensation of Executive Officers and Significant Employees of the Manager

The Company currently does not have any employees nor does it currently intend to hire any employees who will be compensated directly. The Chief Executive Officer of the Company’s Manager plus other employees of the Manager, manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with the Company’s business objectives. Each of these individuals receives compensation for his or her services, including services performed for the Company on behalf of the Manager, directly from Experiential Squared, Inc. Although the Company may indirectly bear some of the costs of the compensation paid to these individuals, through fees it pays to the Manager, the Company does not, and does not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Due Diligence/Management Fee and an Organizational and Experiential Fee. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2025 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	4,163,728	716,943(1)	4,882,671

_____________________

(1)	Compensation related to the Manager performing bloodstock services and general and administrative services in connection with the management for certain Underlying Assets of their respective Series in 2025.

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Performance Bonus and, upon a final sale of an Underlying Asset, a Final Gross Proceeds Fee as described in “Management Performance Bonus and Final Gross Proceeds Fee” above.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

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PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc., which is also the Company’s 100% owner. Investment and voting control of Experiential Squared, Inc. is held with Michael Behrens, as its majority shareholder, director and Chief Executive Officer. Experiential Squared, Inc., and/or its affiliates have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert the applicable Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 2456 Fortune Dr., Suite 110 Lexington KY 40509.

The following table sets forth information regarding beneficial ownership of the securities of the Company as of August 7, 2026: (i) by each of our officers and directors; (ii) by all of our officers and directors as a group; and (iii) by each person who is known by us to beneficially own more than 10% of any class of our voting securities. Unless otherwise specified, the address of each of the persons set forth below is in care of our company at 2456 Fortune Dr., Suite 110 Lexington KY 40509:

Series Name	Underlying Asset	Name of Beneficial Owner (1)	Number of Beneficiary Shares (1)	Percentage of Interests Beneficially Owned

	Company (2)	Experiential Squared, Inc. (Manager)	NA	*
Series Alliford Bay 21	Sweet Voyage	Experiential Squared, Inc. (Manager)	1	*
Series Authentic	Authentic	Experiential Squared, Inc. (Manager)	223	1.78%
Series Blue Curl 22	Isle Blue	Experiential Squared, Inc. (Manager)	7	*
Series Classic Cut	Classic Cut	Experiential Squared, Inc. (Manager)	6	*
Series Smart Shopping 21	Seize the Grey	Experiential Squared, Inc. (Manager)	6	*
Series Song of the Lark 21	Fireball Birdie	Experiential Squared, Inc. (Manager)	7	*
Series Margarita Friday 19	Straight No Chaser	Experiential Squared, Inc. (Manager)	24	1.20%
Series The Incredi-Bundle	Madame Secretary	Experiential Squared, Inc. (Manager)	17	*
Series Clair de Lune 22	Moonlit Courage	Experiential Squared, Inc. (Manager)	2	*
Series Blip Says Bye 23	Misstrial	Experiential Squared, Inc. (Manager)	3	*
Series Seeking A Star 23	Sirius Pursuit	Experiential Squared, Inc. (Manager)	1	*
Series Trust But Verify	Trust But Verify	Experiential Squared, Inc. (Manager)	2	*
Series Stirred 23	Stir It Up	Experiential Squared, Inc. (Manager)	1	*
Series Restless Rider 23	Steel the Moment	Experiential Squared, Inc. (Manager)	2	*
Series Thesis Break 24	Doctorate	Experiential Squared, Inc. (Manager)	1	*
Series Slam Dunk 24	Elevated	Experiential Squared, Inc. (Manager)	5	*
Series Bubala 24	Bold Type	Experiential Squared, Inc. (Manager)	10	*
Series Carpe Fortuna 24	Circe	Experiential Squared, Inc. (Manager)	6	*
Series Marsh Hawk 24	Helios	Experiential Squared, Inc. (Manager)	2,904	38.72%
Series Onthethirstyside	Onthethirstyside	Experiential Squared, Inc. (Manager)	394	39.40%
Series Sea Worthy 24	Sea Worthy 24	Experiential Squared, Inc. (Manager)	1	*
Series Sing Lady Sing 24	Sing Lady Sing 24	Experiential Squared, Inc. (Manager)	1,360	13.60%
Series Ali Blue 24	Ali Blue 24	Experiential Squared, Inc. (Manager)	1,519	59.57%
Series Deep Trouble 24	Deep Trouble 24	Experiential Squared, Inc. (Manager)	154	2.37%
Series Storm Raven 24	Storm Raven 24	Experiential Squared, Inc. (Manager)	5,000	100.00%
Series Tail Feather 24	Tail Feather 24	Experiential Squared, Inc. (Manager)	300	100.00%
Series Buskinfoalivin 24	Buskinfoalivin 24	Experiential Squared, Inc. (Manager)	1,500	100.00%

_________

*	Indicates less than 1%.
(1)	Experiential Squared, Inc. or an affiliate holds a promissory note which provides that, at its election, such beneficial owner may convert the outstanding balance of the note, plus an original issue discount (“OID”), as applicable, into the number of unsold Series Interests in the offering of such Series on the date of conversion. As such, such party is deemed to be the beneficial owner of such unsold Series Interests until such time as the Series is fully subscribed. Notwithstanding the foregoing, as to Series offerings closed on or prior to September 18, 2020, such holders listed above are direct Series Interest Holders as all such promissory notes have been converted in full prior to such date.
(2)	The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

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DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, filed hereto as Exhibit 2.2 and incorporated by reference herein, the Series Agreements, filed hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, filed hereto as Exhibit 4.1 and incorporated by reference herein, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

•	The specific fee structure applicable to that Series, including the Management/Due Diligence Fee and the Organizational and Experiential Fee percentages.

Rights and Liabilities of Members; Limited Voting Rights of Members

The rights, duties, and powers of Members are governed by the Operating Agreement, and the discussion herein is qualified in its entirety by reference to that agreement. Members will be responsible for the obligations of the Series only to the extent of their capital contributions and will not be personally liable for the debts or liabilities of the Company or any other Series.

Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, a return of capital.

Members will have very limited control over the management of the Company or the Series. The Manager has sole power and authority over the management of the Company and the individual Series, subject only to certain rights of the Members to vote on limited matters. Furthermore, the Manager may only be removed for “Good Cause,” which includes willful misfeasance, bad faith, gross negligence, reckless disregard of duties, or criminal wrongdoing. Removal of the Manager for Good Cause requires approval by:

•	Members holding more than 75% of the percentage interests, or
•	Members holding more than 75% of the outstanding percentage interests owned by disinterested Members.

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Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must complete and submit a Subscription Agreement, and agreeing to be bound to the Operating Agreement and related Series Agreement, in the form filed with this Offering Circular as Exhibit 4.1 and incorporated by reference herein.

Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on certain limited matters, the Manager will have sole control over the business operations of each Series. The Manager is not required to devote full time to the Company’s affairs but must devote such time as required for the conduct of Company and Series business. The Manager has the authority to act on behalf of the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing documents that the Members have agreed to execute or that are required under applicable law.

Dividends/Distributions

The Manager will attempt to operate each Series in a manner that allows for distributions of available cash flow to Members. Distributions, if any, will be made only to the extent of available cash flow and will follow this order of payments:

1.       10% of Gross Proceeds from stakes races will be payable to the Manager as a Management Performance Bonus;

2.       Up to 5% of the cost of the Underlying Asset will be payable to the Manager if it performed bloodstock services for the acquisition; and

3.       Remaining cash available for distributions shall be payable to Members on a pro-rata basis.

The amount payable to each Member is determined by multiplying the total distributions available (after Management Performance Bonus and Bloodstock Fee) by the fraction of Interests held by the Member relative to the total Interests outstanding.

The Manager will retain reasonable working capital reserves and cover all liabilities before determining cash available for distributions. Working capital may include prepaid Operating Expense Reserves for up to 24 months of Operating Expenses, insurance, and administrative costs.

Dissolution and Winding-Up

A Series may be dissolved by the Series Manager at any time once the Underlying Asset has been sold. Upon dissolution of the Company, available proceeds will be distributed as follows:

1.       First, to pay the creditors of the Series, including the Series Manager, any Series Member or third party who loaned or advanced money to the Series or has deferred any reimbursements or fees and any Final Gross Proceeds Fee;

2.       Second, to establish Reserves against anticipated or unanticipated Series liabilities, if any; and

3.       Remaining cash available for distributions shall be payable to Members on a pro-rata basis.

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The Manager intends to complete final liquidating cash distributions within approximately ninety (90) days after a Series’ Underlying Asset is sold and all financial obligations have been settled. However, the timing of such final liquidating distributions is subject to several factors, including but not limited to receiving and verifying final invoices from trainers, veterinarians, and vendors, completing tax calculations with a CPA, and conducting a final review of all general ledger postings to ensure all revenues and expenses have been properly recorded.

Because the Company’s model does not require capital calls, the Manager has no ability to seek reimbursement from Members if a post-dissolution error results in a negative balance. Therefore, extra diligence is required before dissolution to ensure that all financial obligations have been accounted for, which may result in delays beyond the 90-day target timeframe.

Once a Series has completed all financial reconciliations, made final liquidating cash distributions, and been formally dissolved, the Manager will not issue any further distributions.

Meetings

The Manager may call a meeting of a Series. Unless otherwise specified, all meetings will be held at the Company’s office. Members have the right to call meetings as provided in the Operating Agreement, Series Agreement, and applicable law.

Accounting and Reports

Right of Inspection; Records Access

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours records required to be maintained by the Manager under the Act. Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

The Manager will furnish to a Member a copy of any amendment to the articles of organization or Operating Agreement upon request. Such documents can be accessed at www.sec.gov.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. So long as the Company is required to file reports under Regulations A, the delivery of an Annual Report shall be satisfied by filing the Company’s Annual Report on Form 1-K with the Commission which includes series-by-series financial statements and can be accessed at www.sec.gov.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

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Tax Information

The Company will send or cause information to be sent in writing to each Member in accordance with applicable IRS deadlines, based on the tax classification of the Series.

•	For Series taxed as a corporation: Investors will receive IRS Form 1099, which will be provided no later than January 31 of the following tax year.

•	For Series taxed as a partnership: Investors will receive IRS Schedule K-1, which will be provided no later than March 15 of the following tax year.

As part of the subscription process, Investors agree to receive all required tax documents, including IRS Form 1099 or Schedule K-1, in electronic form. Electronic delivery satisfies the Company’s obligation to provide such tax forms, and Investors are responsible for ensuring their contact information is current. Investors who require paper copies must request them in writing at least 30 days before the applicable tax filing deadline. The Company reserves the right to charge an administrative fee for processing paper tax document requests.

Tax Information for Foreign Investors

Generally

The Company will send or cause information to be sent in writing to each Member in accordance with applicable IRS deadlines, based on the tax classification of the Series.

•	For U.S. investors: Form 1099 will be issued by January 31.

•	For foreign investors: Form 1042-S will be issued, and withholding tax may apply.

Foreign investors must submit IRS Form W-8BEN (for individuals) or Form W-8BEN-E (for entities) before receiving any distributions. If a foreign investor fails to submit a valid W-8BEN, the Company is required to withhold tax at the maximum IRS rate of 30% and remit the withheld amount to the IRS.

Return of Capital Exception

If a distribution is classified as a return of capital (ROC) rather than taxable income, it is not subject to withholding tax. The Company will determine whether a distribution qualifies as ROC before applying withholding. If there is uncertainty regarding the classification of a distribution, the Company may withhold tax at the required IRS rate, and the investor may file for a refund with the IRS if the amount was improperly withheld.

The Company does not refund withheld taxes. Foreign investors may need to file a U.S. tax return (Form 1040-NR) to claim a refund, if eligible.

Withdrawal from a Series

Each Series is expected to operate for approximately four to six years, at which point the Underlying Asset will be retired or sold. Members should not expect to withdraw prior to this time.

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Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity that would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles them only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

Term of the Company

The Manager intends to operate the Company on a perpetual basis unless and until a dissolution event occurs.

Dispute Resolution

The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The Company has appointed Vertalo, Inc. as its SEC-registered transfer agent.

Additional Benefits of Membership

As a Member, Investors will have such additional benefits outside of the rights governing their investment, which may be revoked as described herein and as otherwise modified by the terms and conditions set for on myracehorse.com, as follows:

Investor Communication & Reporting

The Company is committed to transparent and timely communication with Investors regarding the performance of their Series investments. Investors will receive regular updates on:

•	Racehorse performance & training progress (including race results, veterinary updates, and planned race schedules).
•	Financial performance, including distributions and expenses (as applicable).
•	Exit strategy updates, such as potential sale negotiations or retirement plans.

Investor updates will be provided through the MyRacehorse™ Platform, and key information will be available within the “My Horses” section of the Investor’s account. The Manager reserves the right to determine the frequency and format of updates based on the operational and financial status of each Series.

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Membership Benefits vs. Investment Rights

Investors in a Series receive two types of benefits: investment rights and membership benefits.

Investment rights include distributions, final payouts, and financial updates related to the Series. These rights are irrevocable and remain in effect regardless of an Investor’s participation in membership experiences.

Membership experiences include experiential perks such as Winner’s Circle and paddock access, lotteries for race day experiences, and participation in MyRacehorse community forums. These privileges are additive benefits and are not legally tied to the investment itself. The Manager may revoke membership benefits at its discretion if a Member violates the MyRacehorse Code of Conduct or other applicable terms of service.

Removal of membership benefits does not impact an Investor’s right to receive distributions or financial information related to their Series Interests.

Membership Experience Programs Subject to Revocation

Membership Experience Programs, including but not limited to, race day experiences, paddock access, and digital community engagement, are transferable when an Interest is gifted or transferred through the Company’s Transfer Agent. The new Interest Holder will receive the same membership benefits as the original holder, provided they comply with the MyRacehorse Code of Conduct and other applicable policies.

The Manager reserves the right to revoke such membership benefits at its discretion if the new Interest Holder violates the MyRacehorse Code of Conduct or related terms of service. Transfer of an Interest does not guarantee availability of specific membership benefits, as experiences may vary based on race participation, horse performance, and event logistics.

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MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. The Company has not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

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Taxation of Each Series of Interests as a “C” Corporation

The Company, although formed as a Nevada series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes, unless explicitly stated otherwise in the Series Agreement. Thus, each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders. The current Federal tax rate on corporations is 21%, however; the Company reserves the right to elect certain Series to be taxed as a “partnership” instead of a “C” corporation. If a Series is taxed as partnership, it will not be subject to the 21% Federal corporate tax rate, and instead, taxable income and losses will pass through to investors based on their proportional ownership. The tax treatment for each Series will be disclosed.

Taxation of Distributions to U.S. Holders

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”.

Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset.

Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, introduced a 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012.

In general, for an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing jointly, $125,000 for married individuals filing separately and $200,000 for other taxpayers). For an estate or trust, the 3.8% tax applies to the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year and (y) the excess of the adjusted gross income of the estate or trust over the threshold amount (currently $7,500 for the highest tax bracket).

U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Foreign Investors

If you are a non-U.S. investor, distributions from the Company may be subject to U.S. withholding tax unless you provide proper documentation.

•	Foreign investors must submit IRS Form W-8BEN (for individuals) or W-8BEN-E (for entities) before receiving any distributions.
•	If no valid W-8BEN is submitted, the Company must withhold tax at the maximum IRS rate of 30%.
•	If a tax treaty applies (e.g., 15% for the UK & Canada), withholding may be reduced.

Foreign investors will receive IRS Form 1042-S instead of Form 1099 for tax reporting. The Company does not refund withheld taxes. Foreign investors may need to file a U.S. tax return (Form 1040-NR) to claim a refund, if eligible.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

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WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular describes all of the material provisions of the documents referred to or pertinent to the matters discussed herein.  However, this Offering Circular does not purport to restate all of the provisions thereof, and potential Investors should read all such documents for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular and Offering Circular Supplements should be directed to:

My Racehorse CA LLC

2456 Fortune Dr., Suite 110

Lexington, KY 40509

E-Mail: support@myracehorse.com

Tel: 888-697-2234

Attention: Michael Behrens

We are required to file periodic reports, offering statements, and other information with the Commission pursuant to the Securities Act. Such reports and other information filed by us with the Commission are available free of charge on the Commission’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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PART III

EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Second Amended and Restated Series Limited Liability Company Agreement (1)
Exhibit 3.17	Series Agreement for Marsh Hawk 24 (9)
Exhibit 3.23	Series Agreement for Sing Lady Sing (11)
Exhibit 3.25	Series Agreement Ali Blue 24 (12)
Exhibit 3.27	Series Agreement Storm Raven 24 (13)
Exhibit 3.28	Series Agreement Tail Feather 24 (13)
Exhibit 3.29	Series Agreement Buskinfoaliving 24 (13)
Exhibit 4.1	Form of Subscription Agreement (8)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.2	First Amendment to Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.4	Vertalo Subscription Agreement by and between My Racehorse CA LLC and Vertalo, Inc. (1)
Exhibit 6.13	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC (5)
Exhibit 6.34	OID Convertible Note for Marsh Hawk 24 (9)
Exhibit 6.35	Equine Co-Ownership Agreement for Marsh Hawk 24 (9)
Exhibit 6.52	OID Convertible Note for Sing Lady Sing 24 (11)
Exhibit 6.55	OID Convertible Note for Ali Blue 24 (12)
Exhibit 6.56	Equine Co-Ownership Agreement for Ali Blue 24 (12)
Exhibit 6.59	OID Convertible Note for Storm Raven 24 (13)
Exhibit 6.60	OID Convertible Note for Tail Feather 24 (13)
Exhibit 6.61	Equine Co-Ownership Agreement for Tail Feather 24 (13)
Exhibit 6.62	OID Convertible Note for Buskinfoalivin 24 (13)
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC*
Exhibit 12.1	Opinion of Snell & Wilmer L.L.P.*
Exhibit 99.1	Additional Exhibits – Part I, Item 6 *

_____________________

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated February 22, 2022 and incorporated by reference herein.
(2)	Filed with the Company’s Post Qualification Amendment No. 16 to Form 1-A, dated December 12, 2023 and incorporated by reference herein.
(3)	Filed with the Company’s Post Qualification Amendment No. 24 to Form 1-A, dated March 19, 2025 and incorporated by reference herein.
(4)	Filed with the Company’s Post Qualification Amendment No. 25 to Form 1-A, dated April 28, 2025 and incorporated by reference herein.
(5)	Filed with the Company’s Post Qualification Amendment No. 1 to Form 1-A, dated June 18, 2025 and incorporated by reference herein.
(6)	Filed with the Company’s Post Qualification Amendment No. 2 to Form 1-A, dated July 11, 2025 and incorporated by reference herein.
(7)	Filed with the Company’s Post Qualification Amendment No. 3 to Form 1-A, dated August 19, 2025 and incorporated by reference herein.
(8)	Filed with the Company’s Post Qualification Amendment No. 4 to Form 1-A, dated September 24, 2025 and incorporated by reference herein.
(9)	Filed with the Company’s Post Qualification Amendment No. 5 to Form 1-A, dated December 8, 2025 and incorporated by reference herein.
(10)	Filed with the Company’s Post Qualification Amendment No. 6 to Form 1-A, dated January 22, 2026 and incorporated by reference herein.
(11)	Filed with the Company’s Post Qualification Amendment No. 7 to Form 1-A, dated March 17, 2026 and incorporated by reference herein.
(12)	Filed with the Company’s Post Qualification Amendment No. 8 to Form 1-A, dated April 27, 2026 and incorporated by reference herein.
(13)	Filed with the Company’s Post Qualification Amendment No.9 to Form 1-A, dated June 24, 2026 and incorporated by reference herein.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on August 10, 2026.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer)	August 10, 2026

/s/ R. Matthew Hendricks	Chief Financial Officer of Experiential Squared, Inc.	August 10, 2026
Name: R. Matthew Hendricks	(Principal Financial Officer)

MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	August 10, 2026

III-2